SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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1610 East St. Andrews Place, Suite 150

Santa Ana, California 92705

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, December 10, 2020

To the Stockholders of Collectors Universe, Inc.:

We are pleased to invite you to our 2020 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”), which will be held on Thursday, December 10, 2020, at 10:00 A.M., Pacific Time.

The Annual Meeting is being held for the following purposes:

(1)	Election of Directors. To elect the eight individuals, named below, to serve as the Company’s directors until our 2021 Annual Meeting of Stockholders and until their successors are elected and have qualified to serve;

(2)	Ratification of the Appointment of Our Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2021; and

(3)	Advisory Vote on the Compensation of Our Named Executive Officers in Fiscal 2020. To approve, on a non-binding advisory basis, the compensation of our named executive officers for fiscal 2020; and

(4)	Other Business. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Virtual Annual Meeting

The 2020 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via a live webcast. We believe hosting a virtual annual meeting will encourage increased stockholder attendance and participation. In addition, we believe that holding a virtual Annual Meeting is advisable and prudent due to the safety concerns and the restrictions on travel resulting from the COVID-19 pandemic. A virtual meeting allows our stockholders, regardless where they may reside, to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically, by visiting www.virtualshareholdermeeting.com/CLCT2020.

Board Recommendations

Our Board of Directors recommends that you vote:

“FOR” the election of the following eight individuals to serve as the Company’s directors until the 2021 Annual Meeting of Stockholders and their successors are elected and qualified:

A. J. “Bert” Moyer	Vina M. Leite
Joseph J. Orlando	Jon M. Sullivan
Bruce A. Stevens	Lorraine G. Bardeen
Kate W. Duchene	Jennifer H. Leuer

“FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2021; and

“FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers for fiscal 2020.

Record Date

Only stockholders of record at the close of business on October 13, 2020 will be entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournments thereof.

By Order of the Board of Directors

/s/ JOSEPH J. ORLANDO
Joseph J. Orlando
President &Chief Executive Officer

Santa Ana, California

October 28, 2020

Your vote is very important.

It is important that your shares be represented and voted at the virtual Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, please do not wait until the date of the Annual Meeting to vote your shares. Instead, vote as soon as possible, by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the Notice of Availability of Internet Proxy Materials mailed to you or on enclosed proxy card. If you hold your shares in an account at a bank, broker, dealer or other nominee, you will need to follow the instructions, provided by your bank, broker, dealer or other nominee, to vote your shares. Voting your shares by any of the above methods will ensure that, if you are unable to “attend” the virtual Annual Meeting, your shares will be voted in accordance with your wishes and your votes will be counted. Voting now will not limit your right to change your vote later or to “attend” the virtual Annual Meeting.

If you have additional questions about the election of directors, this Proxy Statement or the Annual Meeting, if you would like additional copies of this Proxy Statement, or if you need assistance voting your shares, please contact:

Collectors Universe, Inc.

P. O. Box 6280

Newport Beach, California 92658

Attention: Corporate Secretary

or

call (949) 567-1157

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: October 28, 2020

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COLLECTORS UNIVERSE, INC.

1610 East St. Andrews Place, Suite 150

Santa Ana, California 92705

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

ON THURSDAY, DECEMBER 10, 2020

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Thursday, December 10, 2020, at 10:00 A.M. Pacific Time, virtually, via a live webcast, which stockholders can access on the Internet by visiting www.virtualshareholdermeeting.com/CLCT2020, where stockholders will be able to attend, listen, vote and submit questions during the virtual Annual Meeting.

You will need a 16-digit control number to be able to attend, participate and vote at the virtual Annual Meeting. The control number appears on the Notice of Internet Availability of Proxy Materials you received in the mail or on your proxy card (if you requested printed proxy materials). If, however, you hold your shares in “street name” you will need to obtain the control number from your broker or other nominee.

This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com, beginning on October 28, 2020. As a matter of convenience, in this Proxy Statement we will sometimes refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our”.

Only stockholders of record at the close of business on the Record Date of October 13, 2020 will be entitled to vote their shares, or have their shares voted by proxy, at the virtual Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND

THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT

AND SIGN, DATE AND MAIL YOUR PROXY TO US OR SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, AS SOON AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the election of directors, the Proxy Statement or the Annual Meeting, please see the question below entitled “Whom should I contact with other questions?”

Q:	When and where will the Annual Meeting be held?

A:	You are invited to attend the Annual Meeting on Thursday, December 10, 2020, via a live webcast, which you will be able to access on the Internet by visiting www.virtualshareholdermeeting.com/CLCT2020, beginning at 10:00 A.M. Pacific Time. At that website you will be able to attend, listen, vote and submit questions, virtually, during the Annual Meeting. However, to do so, you will need a 16-digit control number. The control number appears on the Notice of Internet Availability of Proxy Materials you received in the mail, on your proxy card (if you requested printed proxy materials) or, if you hold your shares in “street name”, you will need to obtain the control number from your broker, dealer, bank or other nominee.

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Q:	What is our fiscal year end?

A:	Our fiscal year end is June 30. As a matter of convenience, the Company’s fiscal years ended June 30, 2020 and June 30, 2021 will sometimes be referred to as “fiscal 2020” and “fiscal 2021”, respectively.

Q:	Why did I receive these proxy materials?

A:	We are providing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting or any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters that will be brought before the Annual Meeting. You are invited to vote, virtually, during the Annual Meeting, on the proposals described in this Proxy Statement. See the answer to the question above, entitled “When and Where will the Annual Meeting be held”. However, you do not need to wait until the Annual Meeting to vote your shares. Instead, you may and we urge you to vote your shares at any time at or prior to 11:59 P.M., Eastern Time, on December 9, 2020, by using one of the other voting methods described below. Whether or not you plan to “attend” and vote your shares during the virtual Annual Meeting on December 10, 2020, please vote your shares as soon as possible in order to ensure that your shares will be voted in accordance with your voting instructions and will be counted at the Annual Meeting. Voting prior to the date of the Annual Meeting will not limit your right to change your vote or your right to attend the Annual Meeting. See answer to the question below entitled “What can I do if I want to change my vote after having previously voted my shares?”

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:	Instead of mailing printed copies to each of our stockholders, we have elected to provide access to the proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of the proxy materials by sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”), which provides instructions on how to access the full set of proxy materials through the Internet, at www.proxyvote.com, or make a request to have printed proxy materials delivered by mail. Accordingly, on or about October 28, 2020, we mailed the Notice of Availability to each of our stockholders. That Notice of Availability also contains instructions on the different methods by which you will be able to vote your shares.

Q:	What is the purpose of complying with the “notice and access” rules?

A:	We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed voting decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability. If you have previously elected to receive the proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Q:	What proposals am I being asked to vote on at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to:

●	Elect eight nominees for election to the Board to serve as directors until our next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1);

●	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2021 (Proposal No. 2);

●	Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers in fiscal 2020, which is discussed in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION” (Proposal No. 3);

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Q:	How does our Board of Directors recommend that you vote on each of the proposals?

A:	Our Board of Directors unanimously recommends that you vote:

●	“FOR ALL” of the eight director nominees named in this Proxy Statement (Proposal No. 1);
●	“FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2021 (Proposal No. 2);
●	“FOR” approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers for their service in the fiscal 2020 (Proposal No. 3);

Q:	What are the voting requirements to approve the proposals?

A:	The voting requirements to approve each of the proposals to be voted on at the Annual Meeting are as follows:

●	Election of Directors (Proposal No. 1)

Our Board of Directors has adopted a majority vote standard for uncontested director elections. This means that each nominee in an uncontested election of directors will be elected by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors (assuming that a quorum is present). An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected.

The election of directors at this year’s Annual Meeting will be uncontested. As a result, pursuant to our majority vote standard, each nominee standing for election to the Board at the Annual Meeting has tendered an irrevocable letter of resignation, which will become effective if the director-nominee fails to receive the affirmative vote of the holders of a majority shares present, in person or by proxy, and entitled to vote in the election of directors at the Annual Meeting. The Board will have the right, in its discretion, to accept or reject the resignation of the director-nominee who has failed to meet the majority vote standard. If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors. If the Board decides, instead, to reject the resignation, then, the director nominee would continue to serve as a director until the next annual stockholders’ meeting and, in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the director.

●	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2021 (Proposal No. 2)

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2021 will require the affirmative vote of a majority in voting power of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on this proposal (assuming that a quorum is present).

Abstentions will have the same effect as votes against this proposal. We do not expect to receive any broker non-votes on this proposal, because brokers and dealers and other nominee holders have discretion to vote the shares in their clients’ accounts on this proposal without having received voting instructions from their clients.

●	Advisory Vote on Executive Compensation (Proposal No. 3)

Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers for their service to the Company in fiscal 2020 will require the affirmative vote of a majority in voting power of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote on this proposal (assuming that a quorum is present).

Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal, because they will not be counted as having been voted.

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Q:	What is the quorum requirement for the Annual Meeting?

A:

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of our common stock outstanding as of the Record Date will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by properly voted proxies, including abstentions and broker non-votes, as present at the Annual Meeting for purposes of determining the existence of a quorum. A total of 9,036,251 shares of our common stock were outstanding as of October 13, 2020 which are entitled to be voted at the Annual Meeting. As a result, the holders of not less than 4,518,126 of our outstanding shares must be present, either in person or by proxy, for the quorum requirement to be met.

Q:	What are “broker non-votes”?

A:	“Broker non-votes” result from shares that are held by a bank, broker, dealer or other nominee (each a “nominee” or nominee-holder”) that are represented at the Annual Meeting but with respect to which the nominee-holder of those shares (i) has not received instructions from the beneficial owners with respect to how their shares should be voted on the particular proposal, and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee-holder has authority to vote the shares that it holds is determined by stock exchange rules. A nominee who is holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2 (Ratification of Appointment of our Independent Registered Public Accounting Firm for fiscal 2021). On the other hand, they do not have the discretion to vote on Proposal No 1 or on Proposal No. 3.

Q:	Who can vote at the Annual Meeting?

A:	Only our stockholders at the close of business on the Record Date of October 13, 2020 will be entitled to “attend” and to vote their shares, or have them voted by proxy, at this year’s virtual Annual Meeting. Each issued share of common stock that is outstanding at the close of business on the Record Date is entitled to one vote on any matter presented for consideration by our stockholders at the Annual Meeting. In the election of directors, stockholders will be entitled to cast one vote per share for each of the eight director-nominees.

●	Holders of Record — If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge, then you are a “holder of record.” As a holder of record, you may vote at the Annual Meeting by telephone or over the Internet or by signing, dating and returning a proxy or voter instruction card, or by attending and voting during the virtual Annual Meeting over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible by signing, dating and returning the proxy or voting instruction card or by voting by telephone or over the Internet in accordance with the instructions set forth on the Notice of Availability mailed to you or on the proxy card. If you are a holder of record and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by our Board of Directors on all matters described in this Proxy Statement. The proxy holders, designated by the Board of Directors, are A. J. “Bert” Moyer, who is Chairman of the Board and a non-management Director, and Joseph J. Orlando, who is the Chief Executive Officer, President and a Director of the Company.

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VOTE OVER INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL	VOTE AT ANNUAL MEETING

You can vote over the Internet by following the instructions on the Notice of Availability mailed to you. Those same instructions also can be found on your proxy card.	You can vote by telephone by following the instructions on the Notice of Availability mailed to you. The same instructions also can be found on your proxy card.	You can vote by mail by following the instructions on the proxy card. If you choose to vote by mail, simply sign and date your proxy card and return it promptly in the postage-prepaid envelope that accompanies this Proxy Statement.

The method you use to vote by proxy will not limit your right to vote during the virtual Annual Meeting, which you will be able to do via a live webcast by visiting www.virtualshareholdermeeting.com/
CLCT2020.

However, to listen, participate, vote and submit questions during the virtual Annual Meeting, you will need a 16-digit control number, which you can find on the Notice of Availability you received in the mail, or on your proxy card.

●	Beneficial Owners — If, on the Record Date, your shares were held in an account at a bank, broker, dealer or other nominee, then your shares are held in “street name” and you are the “beneficial owner” of your shares; and this Proxy Statement has been made available to you by your nominee-holder. The nominee holding your shares is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee-holder on how to vote the shares in your account. You are also invited to “attend” the virtual Annual Meeting. However, if you are the beneficial owner and not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your nominee-holder. Please contact your nominee-holder directly for additional information.

Q:	What should I know about attending the Annual Meeting?

A:	You are entitled to “attend” this year’s virtual Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date, or a proxy holder for a record stockholder, or an invited guest of our Company. Due to COVID-19, this year we will be holding a virtual Annual Meeting. You will be able to access and vote your shares during that virtual Annual Meeting via a live webcast on the Internet, by visiting www.virtualshareholdermeeting.com/CLCT2020.

Q:	What can I do if I want to change my vote after having previously voted my shares?

A:	You may change your vote at any time before the polls are closed at the Annual Meeting. If you are a holder of record, you may change your vote by:

●	Mailing a written notice of revocation to Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658, Attention: Corporate Secretary, which, to be effective, must be received by the Company by no later than 8:59 P.M. Pacific Time on December 9, 2020; or

●	Signing and dating a subsequent proxy using any of the voting methods discussed above; or

●	“Attending” and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CLCT2020 and using your 16-digit Control Number to access the Meeting.

However, if you mail a proxy card to change your vote, it will not be effective unless you date that proxy card. In addition, simply attending the virtual Annual Meeting will not, by itself, revoke your earlier proxy.

If you are a beneficial owner of your shares and you have instructed your bank, broker, dealer or other nominee holder to vote your shares, you may change your vote by following directions obtained from your nominee holder.

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Except in the event of any revocation by one of the methods set forth above, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of our Board of Directors.

Q:	Could other matters be decided at the Annual Meeting?

A:	As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxyholders will have discretion to vote on these matters according to their best judgment.

Q:	Who is paying for the cost of this proxy solicitation?

A:	The solicitation of proxies is being made on behalf of our Company and all the expenses of soliciting proxies from stockholders will be borne by our Company. In addition to the solicitation of proxies by use of the mail, directors, officers and regular employees of our Company may communicate with stockholders personally or by email, telephone, or otherwise for the purpose of soliciting their proxies. No additional compensation will be paid to any such persons for such solicitations, although we may reimburse them for reasonable out-of-pocket expenses incurred in connection with such solicitation. We will reimburse banks, brokers, dealers and other nominee holders for their reasonable out-of-pocket expenses in forwarding proxy solicitation material to beneficial owners of shares held of record by such nominee holders.

Q:	How can stockholders nominate a candidate for election to the Board or propose other business for action by the stockholders at the 2021 Annual Meeting?

A:

Our Restated Bylaws provide that a stockholder seeking to nominate a candidate for election as a director or to present other business for consideration by the stockholders at the 2021 Annual Meeting must provide timely advance written notice thereof to our Company. To be timely, as a general matter, a stockholder’s notice containing the information specified in our Restated Bylaws must be received by our Corporate Secretary at Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, by no later than 5:00 P.M. (Pacific Time) on the 90th calendar day, but not earlier than 9:00 A.M. (Pacific Time) on the 120th calendar day, prior to the first anniversary of the date of the preceding year’s annual meeting. However, if the date of our 2021 Annual Meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or if for any reason the 2020 Annual Meeting is not held, the stockholder’s notice must be received by the Company no later than the close of business on the 10th calendar day following the date on which the notice of the changed date of the 2021 Annual Meeting was mailed or was publicly announced, whichever occurs first.

If the stockholder proposes to nominate one or more persons for election to the Board, the notice must contain all information relating to those nominees that is required to be disclosed in solicitations of proxies for election of directors in an election contest, in accordance with applicable SEC rules and regulations, and must be accompanied by each nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. If the stockholder proposes to present any other business for action by the stockholders at the 2021 Annual Meeting, the notice must contain a brief description of that business, the reasons for conducting that business at the Annual Meeting and must disclose any material interest that the proposing stockholder, or any beneficial owner on whose behalf the proposal is to be made, has in that business. In either case, the notice must contain (i) the name and address of the stockholder and of any such beneficial owner, as they appear on the Company’s books, and (ii) the class and number of shares of stock of the Company which are owned beneficially and of record by such stockholder and any such beneficial owner.

The presiding officer of the annual meeting may refuse to acknowledge the nomination of any person or the presentation of any business, if made after the nomination deadline set forth above, or if not made in compliance with any of the foregoing procedures.

Any such stockholder may submit a proposal for inclusion in our proxy materials for our 2021 Annual Meeting by complying with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible to submit such a proposal for inclusion in our proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8, a stockholder must satisfy the requirements described above with respect to the presentation of business for action by the stockholders.

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Q:	Where can I find voting results of the Annual Meeting?

A:	In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K that will be filed with the SEC not later than four business days following the conclusion of the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within that four business day period and final voting results will be published once they are known by our Company.

Q:	Where else can I obtain proxy materials?

A:	This Proxy Statement and the Annual Report are available at www.investors.collectors.com. Other information contained on or accessed through our website does not constitute part of this Proxy Statement. You should not consider other information contained on or accessed through our website in deciding how to vote your shares. References to our website address in this Proxy Statement are inactive textual references only.

Q:	Whom should I contact with other questions?

A:	If you have any additional questions about the election of directors or the other business to be transacted at the Annual Meeting, this Proxy Statement or the Annual Meeting, itself, or if you would like additional copies of this Proxy Statement or need assistance voting your shares, you may request the answers to your questions or obtain additional copies of this Proxy Statement, by mail sent to the following address:

Collectors Universe, Inc.

P. O. Box 6280

Newport Beach, California 92658

Attention: Corporate Secretary

You also may call (949) 567-1157

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, as of October 13, 2020, regarding the shares of our common stock that were owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the Annual Meeting, (iii) the Company’s named executive officers, and (iv) all of the Company’s directors and executive officers as a group. There were a total of 9,036,251 shares of our common stock outstanding as of October 13, 2020.

	Shares Beneficially Owned(1)(2)
Name and Address of Beneficial Owner(3)	Number		Percent of Class

5% Stockholders
Renaissance Technologies, LLC Renaissance Technologies Holding Corporation	808,238	(4)	8.9%
800 Third Avenue New York NY 10022

BlackRock, Inc.	581,758	(5)	6.4%
55 East 52nd Street New York, NY 10055

Alta Fox Capital Management, LLC	496,945	(6)	5.5%
P. Connor Haley Alta Fox Opportunities Fund, LP Alta Fox SPV 1, LP Alta Fox Genpar, LP Alta Fox Equity, LLC
640 Taylor Street, Ste. 2522 Fort Worth, Texas 76102

The Vanguard Group	480,775	(7)	5.3%
100 Vanguard Boulevard Malvern, PA 19355

Named Executive Officers
Joseph J. Orlando**	25,793		*
Joseph J. Wallace	101,515		1.1%

Directors
A. J. “Bert” Moyer	60,917		*
Bruce A. Stevens	42,553		*
Deborah A. Farrington	15,155		*
Joseph R. Martin	14,951		*
Kate W. Duchene	950		*
Vina M. Leite	950		*
Jon M. Sullivan	950		*
Lorraine Bardeen	856		*
Jennifer H. Leuer	856		*

All Directors and Executive Officers as a group (9 persons)	265,446		2.9%

*	Less than 1%.

**	Mr. Orlando is a Named Executive Officer and a Director.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of this table (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same numbers of shares will be included in share ownership totals for each of those persons.

(2)	Unless otherwise indicated in the footnotes below, (i) the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)	The address of each of the Company’s Executive Officers and Directors is the address of the Company, 1610 East St. Andrews Place, Suite 150, Santa Ana, California 92705.

(4)	According to a report jointly filed with the SEC by Renaissance Technologies, LLC (“RTC”) and Renaissance Technologies Holding Corporation, majority owner of RTC (“RTC Holdings”), RTC and RTC Holdings have sole voting power with respect to 749,215 of these shares, sole dispositive power with respect to 801,984 of these shares, and shared dispositive power with respect to 6,254 of these shares. The report also states that certain funds and accounts managed by RTC have the right to receive dividends on and proceeds from the sale of the shares.

(5)	According to a joint report filed with the SEC, BlackRock, Inc. possesses, on behalf of subsidiaries, sole voting power with respect to 570,432 of these shares and sole dispositive power with respect to 581,758 of these shares.

(6)	According to a joint report filed with the SEC, Alta Fox Capital Management, LLC, P. Conner Haley, Alta Fox Opportunities Fund, LP, Alta Fox SPV 1, LP, Alta Fox Genpar, LP and Alta Fox Equity, LLC, share voting power and dispositive power over these shares.

(7)	According to a report filed with the SEC, The Vanguard Group possesses sole voting power, and shared dispositive power over 16,358 of these shares, and sole dispositive power over 464,417 of these shares.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the time of the Annual Meeting the authorized number of directors will be eight. Directors are elected to serve for a term of one year and until their successors are elected and qualify to serve.

The Board of Directors has nominated, for election at the Annual Meeting, the eight nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2021 Annual Stockholders Meeting and until their successors are elected and qualified. All eight nominees are presently directors of the Company, of which three were elected to the Board of Directors by the Company’s stockholders at last year’s annual meeting of stockholders. All of the nominees have consented to serve, if elected.

Unless authority to vote has been withheld, proxies and voting instructions received by us from our stockholders will be voted by named proxyholders for the election of all eight of those nominees at the Annual Meeting.

The Board of Directors has no reason to believe that any of the nominees for election to the Board at the upcoming Annual Meeting will become unavailable to serve. However, if any nominee becomes unavailable to serve on the Board for any reason before the Annual Meeting, the proxies received by us will be voted for the election of such substitute nominee as shall be designated by the Board of Directors or, in the alternative, the Board may choose to reduce the authorized number of directors, rather than leaving a vacancy on the Board.

Deborah A. Farrington and Joseph R. Martin, two long serving directors, will be retiring as directors and will conclude their service on the Board at the Annual Meeting. We thank them for their many years of distinguished service and the contributions they have made to the Company.

Director Nominees

The names and certain information, as of October 13, 2020, concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF ALL EIGHT OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation
A. J. “Bert” Moyer	76	2003	Business Consultant and Private Investor
Joseph J. Orlando	49	2017	President and Chief Executive Officer of the Company
Bruce A. Stevens	78	2006	Business Consultant and Private Investor
Kate W. Duchene	57	2020	Chief Executive Officer of RGP
Vina M. Leite	51	2020	Chief People Officer of The Trade Desk
Jon M. Sullivan	56	2020	Executive Vice President & Chief Financial Officer of Behr Paint Company
Lorraine G. Bardeen	43	2020	Vice President & Chief Technology Officer – Worldwide Enterprise
			& Commercial Industries, Microsoft Corporation
Jennifer H. Leuer	46	2020	Chief Executive Officer of CyberScout

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A. J. “Bert” Moyer is the Chairman of our Board of Directors. He has been a business consultant and private investor since April 2002. From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations for the Americas Region. He served as President of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives. Mr. Moyer currently serves on the boards of directors of the following public companies: CalAmp Corp. and MaxLinear, Inc., of which he also is the chairman of the audit committee. Mr. Moyer previously served on the boards of directors of four additional public companies, Virco Manufacturing Corporation, until October 2014, Occam Networks, Inc., until February 2011, LaserCard Corporation, until January 2011 and RedFlex Holdings, Ltd., until April 2014. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas. Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies. More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of the Company’s Audit Committee, of which he is the Chairman.

Joseph J. Orlando is President and Chief Executive Officer, or CEO, of the Company and has served as CEO since October 9, 2017, when he was chosen by the Board of Directors to replace Robert Deuster upon his retirement from that position. Mr. Orlando joined the Company in 1999 and in 2002 was promoted to the position of President of Professional Sports Authenticators, or PSA, the Company’s sports trading card authentication and grading division. In 2003, he was also appointed as President of PSA/DNA, the Company’s autograph and memorabilia authentication division. Mr. Orlando has extensive knowledge with respect to the high value collectibles markets, which is valuable to the understanding by the outside Board members, of, and in evaluating and approving the Company’s strategic initiatives in, those markets. In addition, because Mr. Orlando is the Company’s President and CEO, the Board of Directors believes that his participation as a member of the Board facilitates communications between the outside Board members and management. Mr. Orlando has earned both a Bachelor’s degree and a Law degree.

Bruce A. Stevens is a business consultant and private investor. From 2011 until December 2017, he was the CEO of Berkshire Blanket & Home Co., which is a category leader of blankets and throws in the United States. From 2008 until September 2016, Mr. Stevens also was an Industry Partner with CSW Private Equity Investments, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience. From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the United Kingdom. He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008. Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various management positions in both its domestic and international divisions. Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011. He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence. Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and holds a Platinum Level Executive Masters Directors’ Certification, the highest award, from the American College of Corporate Directors, which he earned by completing a minimum of 150 hours of public company director education. Having been the President and CEO of an international consumer products company, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market opportunities that are available to, and the challenges faced by, the Company. This expertise has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

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Kate W. Duchene is, and since 2016 has been, the Chief Executive Officer of Resources Connection, Inc. (“RGP”), a NASDAQ listed company, that is a global professional staffing and consulting firm, with more than 4,000 employees and over 2,400 clients, which helps finance, supply chain, technology and audit executives solve pressing business problems across the realm of business transformation, risk and compliance and technology and digital innovation transformation. Ms. Duchene is spearheading RGP’s development of a human cloud product to accomplish a digital transformation at RGP to drive growth through enhanced speed, transparency and choice in an increasingly digital world. From 1999 to 2016, Ms. Duchene was RGP’s Chief Legal Officer and Executive Vice President of Human Resources. Ms. Duchene brings strong public-company leadership, as well as a deep understanding of how to effectively lead transformative change to deliver practical solutions and impactful results. Further, Ms. Duchene brings a wealth of knowledge regarding resource allocation, executive and stockholder management, enterprise risk management, and employee productivity and engagement. She earned a Bachelor’s degree from Stanford University and a Law degree from New York University.

Vina M. Leite is, and since 2019 has been, the Chief People Officer at The Trade Desk, a publicly traded technology company that empowers digital ad buyers to purchase data-driven digital advertising campaigns. From 2016 until 2019, Ms. Leite was the Chief People Officer of the cyber security firm Cylance Inc., where she led that company through rapid growth and succeeded in obtaining recognition for Cylance as one of the great places to work in Orange County, California. She left Cylance in 2019 when it was acquired by BlackBerry Limited. From 2014 to 2016, she was Senior Vice President and Chief Human Resource Officer at QLogic. Ms. Leite brings extensive experience in human resources strategy and operations in the technology sector at fast-growing companies, has a track record of successfully leading organizations through periods of rapid growth and has a deep understanding of human capital, which have proved invaluable through her work as an advisor to CEOs and senior executives on a variety of organizational issues and, as a result, brings new competencies to our Board. Ms. Leite also has extensive experience and familiarity with issues that arise in digital marketplaces and, as a result, we believe she will be a source of valuable information to the members of our management team who are involved in the operation of the Company’s online market places. Ms. Leite is actively engaged with the communities in which we operate, including as a member of the National Human Resources Association and the Society for Human Resources Management. She also is a longstanding supporter of organizations dedicated to helping women and their children, as well as victims of domestic abuse and human trafficking. Ms. Leite earned a Bachelor’s degree in Management at Rhode Island College and a Master’s degree in Organizational Management from Capella University.

Jon M. Sullivan is the Executive Vice President and Chief Financial Officer of Behr Paint Company – a subsidiary of Masco Corporation, a publicly traded global leader in the design, manufacture and distribution of branded home improvement and building products. Mr. Sullivan has been a key player in Behr’s significant growth over the past 23 years. He is a seasoned financial executive with a proven track record of delivering market leading growth and financial performance. He also has significant accounting and integration experience, having served as Controller of the Los Angeles Angels and the Anaheim Ducks. Mr. Sullivan also is a CPA and he brings a strong financial planning, reporting, and accounting skillset. He also is experienced with SOX and internal control audits, and public company reporting and filings and has taught accounting and auditing at the university level. His wealth of experience as a finance executive, making him an effective member of the Company’s Audit Committee. Outside of work, Mr. Sullivan is a collector and holder of PCGS graded coins and has a strong understanding of the coin market. Mr. Sullivan earned a Bachelor’s degree in Accounting and a Master’s degree in Taxation both from San Diego State University.

Lorraine G. Bardeen is Vice President and Chief Technology Officer – Worldwide Enterprise and Commercial Industries, Microsoft Corporation, where she serves as technical and strategy advisor. This year she also is serving as Chairwoman of an organization, at Microsoft, comprised of its top 200 technologists. During the past five years she has held a number of other senior management and technology leadership positions at Microsoft, including General Manager, Dynamics 365 and Power Platform Industry; General Manager of Studio Manager, Mixed Reality; General Manager, Windows and HoloLens Experiences Production & Strategy; and Director of Business, Strategy, Operations, Microsoft Studios. She brings significant experience in driving technical innovation and leading teams at a global organization. Prior to joining Microsoft, Ms. Bardeen was a Senior Associate Consultant at PricewaterhouseCoopers LLP. Ms. Bardeen earned a Bachelor of Science degree in Finance from Cornell University. Ms. Bardeen is Chair of a newly formed Strategy Committee of the Company’s Board of Directors that will explore ways to use technology to enhance value for our customers and stockholders.

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Jennifer H. Leuer is a senior executive with 20 years of strategy and operations experience, focusing on launching, scaling and optimizing businesses. She has led both direct-to-consumer and B2B organizations and is passionate about driving business strategy rooted in market and customer insights. Ms. Leuer is and since June 2019 has been CEO of CyberScout, a premier global provider of identity and data defense services, and serves on its Board of Directors. During the previous 17 years, she held a variety of management positions, during two tenures, with Experian (LSE: EXPN), including most recently as President of Experian Partner Solutions, which provides a spectrum of services to partners to acquire, engage and retain customers. While at Experian, Ms. Leuer also served as General Manager of ProtectMyID and Senior Vice President of Product and Membership for Experian Consumer Direct. Ms. Leuer also spent nearly three years as a General Manager at Auction.com, where she led its consumer-to-consumer residential and commercial real estate groups. Ms. Leuer currently serves on the Board of Directors of BigRentz, the nation’s largest equipment rental network, and is a member of its Audit Committee. She also serves on the Executive Committee and Chairs the Marketing Committee of Octane, a nonprofit focused on connecting people, resources and capital to bring technology jobs to Southern California. Ms. Leuer earned an MBA from University of California Irvine Paul Merage School of Business and her BA in Communications from California State University, Fullerton. She is also a graduate of the College of Executive Coaching’s Intensive Coach Training Program.

No Agreements with Directors

Other than as described below, no arrangements, understandings or agreements exist between any of our directors or nominees for director, on the one hand, and any other person, on the other hand, pursuant to which any of our directors were selected as a director or nominee for director of the Company.

On September 28, 2020 we entered into an agreement (the “settlement agreement”) with, among others, Alta Fox Capital Management LLC (collectively, “Alta Fox”), to settle a potential proxy contest pertaining to the election of directors at the 2020 Annual Meeting. As of October 13, 2020, Alta Fox, together with certain of its affiliates and associates that are parties to the settlement agreement, beneficially owned, in the aggregate, approximately 5.5% of the outstanding shares of our common stock. See the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” above in this Proxy Statement for additional information regarding the beneficial ownership of shares of our common stock beneficially owned by Alta Fox and its affiliates.

Pursuant to the settlement agreement, the Board appointed Lorraine G. Bardeen to the Company’s Board of Directors to serve as a director with a term expiring at the Company’s 2020 Annual Meeting and to stand for election to the Board at the Annual Meeting, subject to Alta Fox’s right, in the event she ceases to be a member of the Board for any reason, to designate a replacement for her, who is reasonably acceptable to the Board, to serve in her place, at any time during the period that began on the date of the settlement agreement and will continue until the date that is 30 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the Company’s 2021 annual stockholders meeting (referred to in the settlement agreement as the “Restricted Period”). The Company also agreed that, from the closing of the polls at the 2020 Annual Meeting to the end of the Restricted Period, the Board will be comprised of no more than eight directors.

The settlement agreement provides that during the Restricted Period, Alta Fox will vote its shares of Company common stock in a manner consistent with the recommendations of the Board of Directors, subject to certain exceptions specified in the settlement agreement. Alta Fox has also agreed that, during the Restricted Period, it will abide by certain customary standstill provisions, which are contained in the settlement agreement.

The settlement agreement also provides for the Company to reimburse Alta Fox for its reasonable and documented out-of-pocket legal expenses (up to a maximum of $150,000) incurred by it or its affiliates in connection with the negotiation and execution of the settlement agreement and related matters.

The foregoing summary of the settlement agreement does not purport to be complete and is subject to, and qualified in its entirety by, the settlement agreement, itself, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K that we filed with the SEC on September 29, 2020.

No Family Relationships

There are no family relationships among any of our directors, nominees for director or executive officers.

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THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Restated Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

At the date of the Annual Meeting the authorized number of directors will be eight.

Term of Office of Directors/Annual Election of Directors

The Company’s Restated Bylaws provide that directors are to be elected annually to serve for a term of one year ending at the conclusion of the Company’s next annual stockholders meeting and until their successors are duly elected and qualified. If a vacancy occurs in any Board position between annual meetings, the Board may in its discretion fill the vacancy by appointing a new director to that position for a term ending at the next annual stockholders meeting or the Board may, in the alternative, reduce the authorized number of directors. The Board also may, at any time, increase the authorized number of directors in order to elect a new director for a term that will end at the next annual stockholders meeting. However, the Alta Fox settlement agreement provides that during the Restricted Period (as defined above) the number of Board members may not exceed eight. See “BOARD OF DIRECTORS – No Agreements with Directors” above in this proxy statement.

Majority Vote Requirement for Uncontested Elections to the Board

Our Board of Directors has adopted a majority-vote standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” for his or her election to the Board. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. In a contested election, on the other hand, directors will be elected by a plurality of the votes cast in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

Director Nominations

The Board’s Nominating & Governance Committee is responsible for identifying and evaluating potential nominees for election to our Board. The Nominating & Governance Committee considers and evaluates not only candidates recommended by officers or directors, but also candidates for director proposed by our stockholders, provided such recommendations are made in accordance with the procedures set forth in our Restated Bylaws. Please refer to the question above titled “How can stockholders nominate a candidate for election as a director?”. Stockholder nominations that comply with the procedures outlined below will receive the same consideration as nominations made by the Nominating & Governance Committee.

Director Qualifications

Directors are responsible for overseeing and monitoring our business consistent with their fiduciary duties to our stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, and professional experience. As discussed below, our Board believes that there are both general requirements for service as a member of our Board that are applicable to all directors, and other specialized skill sets, characteristics or qualifications that should be represented on our Board as a whole, but not necessarily by each director. See also “Corporate Governance Policies - The Director Nominating Process” for a discussion of the key qualifications to serve on the Board of Directors.

No Legal Proceedings with Directors

There are no legal proceedings related to any of the directors, nominees for directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

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Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members. During the fiscal 2020, the Board of Directors held a total of eight meetings and all of the directors who were members of the Board during that fiscal year attended at least 75% of those Board meetings and 75% of the meetings of the Board committees on which they served during that fiscal year. It also is the Company’s policy that directors and nominees for director attend annual meetings of stockholders. All of the directors, and the director-nominees who stood for election at the Company’s 2019 Annual Meeting, attended that Meeting.

Director Independence and Diversity

Director Independence

The Company’s corporate governance guidelines require that the Board be comprised of at least a majority of directors who satisfy the criteria for independence set forth in the NASDAQ rules. These guidelines help ensure that the interests of our Board and management are aligned with those of our stockholders, that conflicts of interest are avoided, and that we are in compliance with applicable SEC and NASDAQ rules. For a director to be considered independent, he or she must not have any direct or indirect material relationship with the Company that, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of that director’s independent judgment in carrying out his or her responsibilities as a director, and otherwise meets the requirements of applicable NASDAQ rules.

Based on the director independence requirements set forth in our corporate governance guidelines, as well as in applicable NASDAQ rules, the Board has determined that Ms. Duchene, Ms. Leite, Ms. Bardeen and Ms. Leuer, and Messrs. Moyer, Stevens and Sullivan are independent. As a result, if all of the Company’s director-nominees are elected as directors at the upcoming Annual Meeting, the Board will be comprised of seven independent directors and one management director, Joseph J. Orlando, our CEO.

In addition, all of the members of the Audit, Compensation and Nominating & Governance Committees, which comprise the Board’s standing committees, meet the independence standards set forth in applicable SEC and NASDAQ rules. All of the members of the Audit Committee meet the heightened independence standards established by the SEC for audit committee membership and all of the members of the Compensation Committee meet the heightened independence requirements established by NASDAQ for compensation committee membership. See “Committees of the Board of Directors”.

Board Diversity

The Board of Directors and its Nominating & Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board’s performance. Accordingly, the Nominating & Governance Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, neither the Board nor the Nominating & Governance Committee has implemented a formal policy with respect to the consideration of diversity in the selection of directors.

California has enacted a law that requires all public companies that have their principal executive offices located in California (irrespective of their states of incorporation), to have a minimum of one woman on their boards of directors by no later than December 31, 2020 and, by December 31, 2021, to have at least two women directors if they have a five-member board or three women directors if they have a board comprised of six or more directors. Following this year’s Annual Meeting, four of our directors will be women.

Board Leadership Structure

The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make such choices from time to time in any manner which the Board members believe is in the best interests of the Company and its stockholders. Nevertheless, since 2002, it has been the Board’s practice that the position of Chairman be held by an independent non-employee director as an aid in the Board’s oversight of management and the Company’s business.

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The Board’s Role in Risk Oversight

In General

The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process, including its design, functioning and consistency with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management processes and overall risk management system. The Board believes that an effective risk management system should (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of risk mitigation policies and procedures, and (iii) provide input to management with respect to the risk management process.

The Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the functioning of the risk management process at the Company. The Audit Committee also is responsible for overseeing the internal audit function, with that function reporting directly to the Audit Committee, and for overseeing the Company’s independent registered public accounting firm and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, the Board’s Compensation Committee oversees management of the risks associated with the Company’s compensation plans and programs and the Nominating & Governance Committee management of any risks associated with the Company’s corporate governance policies.

Incentive Compensation Clawback Policy. As a risk management measure, the Nominating & Governance Committee recommended the adoption, and the Board of Directors adopted, an Incentive Compensation Clawback Policy, effective as of July 1, 2011. Among other things, that policy provides that, if any of the Company’s published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Related Party Transaction Policy. The Board of Directors has adopted a Related Party Transaction Policy. One of the purposes of that Policy is to provide a formalized process for determining (i) whether the terms of any material transaction involving the Company, on the one hand, and any of its officers or directors, or any of their respective family members or associates, on the other hand, are at least as favorable to the Company as the terms of similar transactions negotiated at arms-length with persons or enterprises that have no affiliations with the Company, and (ii) whether or not any such transaction should be approved based on the particular circumstances involved.

Communications with the Board

Stockholders interested in communicating with any of the non-management directors or all of the non-management directors as a group, may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, Attention: Board of Directors. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that Committee.

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At the request of the Board certain correspondence and communications that are unrelated to the Board’s duties and responsibilities or that are unduly hostile, threatening, illegal, or similarly unsuitable, are not to be distributed to the Board members, including junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. However, any of such correspondence or communications will be made available to any director upon request.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders. Our Board of Directors has adopted the governance policies described below, including a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the applicable requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002, as amended, and the Dodd Frank Wall Street Reform and Consumer Protection Act.

In addition, each year the Nominating & Governance Committee reviews and, if it deems appropriate, recommends to the Board whether to make changes to those governance policies or principles. Some of the principal subjects covered by those policies include:

●	Annual elections of directors and an unclassified Board, reinforcing the accountability of the directors to our stockholders.

●	Single Class of Voting Stock, as a result of which our common stockholders control the election of Directors, with equal voting rights.

●	Majority Vote Standard for uncontested director elections.

●	Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

●	Responsibilities of Directors, including acting in the best interests of all stockholders, rather than just those of a particular constituency of stockholders; maintaining independence; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

●	Director access to management, including encouraging presentations to the Board from members of management responsible for each of the functional areas of our business.

●	Maintaining adequate funding to enable the Board and Board Committees to retain independent advisors, as the Board and each of the standing Committees deems to be necessary or appropriate.

●	Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, and our Code of Business and Ethical Conduct (described below). In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

●	Annual self-assessments of the performance of the Board and its standing Committees, conducted by the Nominating & Governance Committee, all of the members of which are independent directors.

●	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

●	Annual Say-on-Pay Vote, providing our stockholders the opportunity each year to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, or NEOs, which we sometimes refer to as our “Say-on-Pay Vote”.

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Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct, or Code of Conduct, for our officers, employees and directors, which includes specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Conduct is available at www.investors.collectors.com. We intend to disclose, at that location on our website, any amendments to our Code of Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer. A paper copy of the Code of Conduct will be sent, without charge, to any stockholder upon written request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Stock Ownership Guidelines

In 2012, at the recommendation of the Nominating & Governance Committee, the Board of Directors adopted stock ownership guidelines for all non-management directors and the Company’s named executive officers (who sometimes in this proxy statement will, for purposes of convenience, be referred to as our NEOs). Those guidelines established a share ownership target for each non-management director of a number of shares of Company common stock having an aggregate market value of not less than three times the director’s annual cash retainer and provides newly elected directors a period of five years to meet that target. Currently, that retainer is $45,000 and, as a result, pursuant to the stock ownership guidelines, each non-management director is expected to own at least $135,000 of Company shares, and any new director is expected to increase his or her ownership to that amount within a period of five years. Under the stock ownership guidelines that are applicable to our NEOs, the CEO is expected to own a number of shares with an aggregate market value at least equal to three times his base annual salary and each other NEO is expected to own a number of shares with an aggregate market value at least equal to two times his or her base annual salary. Any new NEO will be expected to increase his or her ownership to his or her applicable target within a period of five years.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating & Governance Committee will seek recommendations from existing Board members and executive officers. In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit recommendations to the Board in accordance with the procedures described below. In addition, the Nominating & Governance Committee has sometimes engaged an executive search firm and other advisors as it deems appropriate to assist it in identifying and evaluating qualified Board candidates. In August 2020, the Committee engaged Korn Ferry to assist it in the search for new directors, which culminated in the appointments of Kate W. Duchene, Vina M. Leite, Jon M. Sullivan and Jennifer H. Leuer to the Board in September 2020.

In assessing the qualifications of new candidates for Board membership, the Nominating & Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates who the Committee members believe are best qualified to serve as directors of the Company. The factors that the Committee considers in making its selection of a Board nominee include:

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●	Whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board;

●	The candidate’s independence, including whether he or she has any conflicts of interest or commitments that would interfere with the candidate’s ability and commitment to fulfill the responsibilities of directors to all of the stockholders, rather than just for a particular constituency of stockholders; and

●	Whether the candidate’s skills and experience would add to the overall competencies represented on the Board; and whether the candidate has any special skills, attributes or experience that are relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to stand for election to the Board at any upcoming annual meeting of stockholders may do so by submitting that recommendation in writing to the Board. In addition, the recommendation needs to be accompanied by the following information: (i) the respective names and addresses of the nominating stockholder and each person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC for a meeting at which directors are to be elected; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating & Governance Committee does not evaluate any candidate for nomination as a director any differently because the candidate was recommended by a stockholder.

Stockholder Nominations of Board Candidates at Annual Meetings. For information regarding how a stockholder may nominate one or more candidates for election to the Board of Directors at an annual meeting of stockholders, see “INTRODUCTION - QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING - How can stockholders nominate a candidate for election to the Board or propose other business for action by the stockholders at the 2021 Annual Meeting?”

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. Each of the members of those Committees qualifies as an independent director within the meaning of applicable NASDAQ rules; each of the members of the Audit Committee satisfy the enhanced independence requirements for audit committee membership contained in Rule 10A-3 under the Exchange Act; and each of the members of the Compensation Committee satisfy the heightened independence requirements for compensation committee membership adopted by NASDAQ.

Committee members are appointed each year by the Board of Directors immediately following the election of directors at the annual stockholders meeting. Each Committee member serves for a term ending on the earlier of the date of the next annual stockholders meeting or the date his or her successor is appointed by the Board. Information regarding the members of each of those Committees and their Committee responsibilities and the number of meetings held by each of those Committees during fiscal 2020 is set forth below.

Audit Committee

The members of the Audit Committee in fiscal 2020 were A. J. “Bert” Moyer, its Chairman, and Deborah A. Farrington, Joseph R. Martin and Bruce A. Stevens. Mr. Jon M. Sullivan, who joined the Board in September 2020, was appointed to serve on the Audit Committee. The Nominating & Governance Committee has determined that all of the members of the Audit Committee, including Mr. Sullivan, meet the heightened independence standards adopted by the SEC and NASDAQ that apply to audit committee membership and also qualify as “audit committee financial experts” (as defined in the SEC’s rules). The Board of Directors has adopted a written charter for the Audit Committee that specifies its responsibilities, which include oversight of the financial reporting process and system of internal controls of the Company and the selection and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. In accordance with its charter and to ensure independence, the Audit Committee meets separately with our outside auditors, our internal auditor and members of management, respectively. The Audit Committee held eight meetings during fiscal 2020.

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Compensation Committee

During the year ended June 30, 2020, the members of the Compensation Committee were Deborah A. Farrington, its Chairperson, and Joseph R. Martin, A. J. “Bert” Moyer and Bruce A. Stevens. Ms. Vina Leite, who joined the Board in September 2020, has been appointed to serve on the Compensation Committee. The Board of Directors has adopted a written charter setting forth the role and responsibilities of the Compensation Committee, which include reviewing and approving the salaries and each of the elements of the compensation paid to the Company’s NEOs, and establishing incentive compensation and other benefit plans for them. The Nominating & Governance Committee determined that all of the members of the Compensation Committee, including Ms. Leite, meet the heightened compensation committee membership independence standards adopted by NASDAQ. The Compensation Committee held six meetings during fiscal 2020.

Nominating & Governance Committee

During the year ended June 30, 2020, the members of the Nominating & Governance Committee were Joseph R. Martin, its Chairman, and Deborah A. Farrington, A. J. “Bert” Moyer and Bruce A Stevens. Ms. Kate W. Duchene, who joined the Board in September 2020, was appointed to serve on the Nominating & Governance Committee. Our Board of Directors has adopted a written charter that specifies the Committee’s responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of the Board’s standing committees; reviewing the adequacy of and approving the compensation that is to be paid to non-management directors for their service on the Board and Board committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing annual self-assessments of the performance of the Board and each of its standing committees. It has been determined that all of the members of the Nominating & Governance Committee, including Ms. Duchene, qualify as independent directors under NASDAQ rules. The Nominating & Governance Committee held a total of five meetings during fiscal 2020.

Strategy Committee

In October 2020, the Board of Directors established a Strategy Committee and appointed Lorraine G. Bardeen as its Chairperson. It is expected that additional directors will be appointed to this Committee immediately following the Annual Meeting. The principal role of the Strategy Committee will be (i) to formulate strategies and identify opportunities for enhancing technology used by, and the digital capabilities of, the Company in order to increase and sustain the Company’s growth and profitability and (ii) to assist the Board in carrying out its oversight responsibilities related to business strategy and potential strategic transactions involving the Company. The Board of Directors has approved a Charter for this Committee.

Committee Charters

Interested stockholders are able to review and print copies of board committee charters, which are posted under the corporate governance section of our website at www.investors.collectors.com. In addition, paper copies of those Charters will be sent, without charge, to any stockholder upon written request to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted. You can access our SEC filings, other corporate governance materials and news releases, by visiting our website at www.investors.collectors.com.

Delinquent Section 16(a) Reports

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made during fiscal 2020, except for Form 5s, reporting a gift in fiscal 2020 of 2,000 shares of common stock by Deborah A. Farrington and a gift of 575 shares of common stock in fiscal 2019 by Joseph R. Martin.

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EXECUTIVE COMPENSATION

During fiscal 2020, our named executive officers (or NEOs) were: Joseph J. Orlando, our President and Chief Executive Officer (or CEO), and Joseph J. Wallace, Senior Vice President & Chief Financial Officer (or CFO).

The Compensation Committee of our Board of Directors, or the Committee, establishes our executive compensation policies and objectives and determines both the types and the amounts of compensation that we pay to our NEOs. In this section we discuss those policies and objectives and discuss and analyze the compensation of our NEOs in fiscal 2020, including in relation to those policies and objectives and to the Company’s financial performance in fiscal 2020.

Executive Summary

Fiscal 2020 in Review

In fiscal 2020, the Company achieved record revenue performance and an increase in net income, as compared to fiscal 2019, despite the adverse impacts of the COVID-19 pandemic on our business. Even in the face of a complete shutdown of our business, which took place near the end of the third quarter and continued into the fourth quarter of fiscal 2020 due to COVID-19 and a California state-wide “shelter-in-place” order, we were able to transition, initially, to a skeleton crew, after implementing safety precautions including requiring employees to wear face masks and reconfiguring our collectibles grading rooms to accomplish social distancing. Thereafter, we gradually ramped up capacity and succeeded in achieving strong financial performance in the fourth quarter of fiscal 2020.

More specifically:

●	We generated record annual revenues of $78.9 million in fiscal 2020, primarily as a result of the continued growth in our cards/autographs business, which delivered a $7.3 million, or 27%, increase in our cards/autograph revenues in fiscal 2020, as compared to fiscal 2019.

●	We generated operating income of $14.1 million in fiscal 2020, a decrease of just $240,000, or 1.7%, from operating income in fiscal 2019, despite increases in operating expenses, consisting principally of the costs, totaling approximately $1.4 million, of resolving pending litigation, and the disruption to our operations caused by the COVID-19 pandemic and a “shelter-in-place” order issued by the Governor of California. As a result, the pace of our growth slowed in the second half of fiscal 2020, as compared to the first half of fiscal 2020, when we generated record revenues, a 57% increase in operating income and a 72% increase in net income, as compared to our revenues, operating income and net income in the first half of fiscal 2019.

●	We kept all of our employees on the payroll throughout the period that began with the shutdown of our business near the end of the third quarter, and continued through the transition to the full resumption of our operations in the fourth quarter, of fiscal 2020.

●	We increased our net income in fiscal 2020 to $10.8 million, or $1.19 per diluted share, from $10.0 million, or $1.11 per diluted share, in fiscal 2019.

●	We authenticated or graded more than five million collectibles in fiscal 2020, an all-time record, representing a noteworthy milestone under challenging conditions, including the disruptions of our authentication and grading operations caused by the COVID-19 pandemic and the onset of the resulting economic recession.

●	At the end of fiscal 2020, we had a record backlog of trading card submissions and have since increased our operating capacity to better manage the increased demand for our services.

●	We achieved a total stockholder return (“TSR”) of 65% for fiscal 2020.

●	We paid $6.3 million of cash dividends to our stockholders in fiscal 2020.

●	We increased our cash position by $9.4 million, or 49%, to $28.6 million at June 30, 2020, from $19.2 million at June 30, 2019.

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These results, we believe, not only demonstrate our sustained execution of the Company’s business strategy, but also reflect management’s ability to quickly and successfully adapt following the disruptions caused by COVID-19 and the California state-wide “shelter-in-place” order.

The following table compares our annualized 3-year, 5-year, 7-year and 10-year year total stockholder returns, with those of (i) the companies in the Russell 2000 Index, and (ii) a group of 12 publicly traded companies that are similar to us, based upon their annual revenues and market capitalizations (the “Comparison Group companies”). For more information regarding the Comparison Group companies and the financial criteria used to select those companies, see “—– “Compensation Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” below.

*	Total Stockholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2020.

As the above table indicates, our annualized 3-year, 5-year, 7-year and 10-year TSRs exceeded the annualized TSRs of the Comparison Group companies as well as the Russell 2000 Index over those 3-year 5-year, 7-year and 10-year time periods.

Compensation Philosophy and Objectives

The Compensation Committee endeavors to ensure that the compensation of our NEOs and other key management personnel is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company’s long-term success; and, in accordance with the Committee’s “pay-for-performance” philosophy, to adopt cash and long-term equity incentive programs that tie a significant portion of each NEO’s compensation to the Company’s achievement of sustained increases in stock value. As a result, for the one year and five year periods ended June 30, 2020, the Company’s TSRs exceeded those of the TSRs of a group of 12 comparison companies (identified below) and the companies comprising the Russell 2000 Index.

As a result, when reviewing and determining both the types and amounts of compensation to be paid to our NEOs, the Committee seeks to:

●	ensure that each NEO’s cash compensation is competitive in relation to the cash compensation paid by comparable companies and other companies which, although not comparable to us, may seek to recruit our NEOs based on their skills, experience and records of success;

●	design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s service for the long term and enable us to attract additional key executives with the requisite experience and record of success required to drive the future growth of the Company;

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●	pay-for-performance by making a significant proportion of potential total compensation of our NEOs dependent on the Company’s financial performance in order to more closely align the financial interests of our NEOs with the longer-term financial interests of our stockholders;

●	establish short-term, as well as longer-term, incentive compensation programs, that recognize and reward the contributions made by our NEOs to our achievement of ongoing improvements in our financial performance; and

●	establish an appropriate balance between long-term and short-term incentive compensation plans to reduce compensation-related risk.

●

NEOs should not be entitled to exercise voting rights or to receive dividends on, or to sell, pledge or otherwise transfer (except on death or divorce), the equity incentives granted to them, unless and until those equity incentives have become vested (and therefore “earned”) as a result of the Company’s achievement of pre-established financial performance goals or the NEO’s continued service with the Company over multi-year periods.

Comparison of At Risk and Guaranteed Compensation

The following charts set forth the respective fiscal 2020 at-risk and guaranteed compensation of our CEO and CFO, in each case expressed as a percentage of their respective potential target compensation for that year.

The Compensation Committee is committed and adheres to a “pay-for-performance” philosophy in adopting compensation programs for its NEOs that reward them for Company performance that results in increases in total stockholder returns and a closer alignment of their long-term financial interests with those of our stockholders. In fiscal 2020, the performance-contingent (or at risk) components of the total compensation of Messrs. Orlando and Wallace were 77% and 56%, respectively.

Pursuant to that philosophy, in fiscal 2020, the Compensation Committee:

●	adopted a fiscal 2020 cash incentive plan (the “2020 Cash Incentive Plan”) to provide financial incentives to our NEOs that would lead to the Company’s achievement of at least one of three operating income goals established by the Compensation Committee for fiscal 2020;

●	adopted a long-term equity incentive program (the “2020 LTIP”), providing for grants by the Compensation Committee to our NEOs of (i) performance-contingent restricted stock units (“PSUs”), with vesting contingent on the Company’s achievement of annual net cash flow goals, and (ii) service contingent restricted stock units (“RSUs”) for the purpose of creating financial incentives for our NEOs to remain in the service of the Company for the entirety of the three fiscal year period ending June 30, 2022; and

●	granted Mr. Orlando 16,139 PSUs, the vesting of which was made contingent on the Company’s achievement of annual revenue goals, and 16,139 RSUs, the vesting of which was made contingent on Mr. Orlando remaining in the continuous service of the Company over a period of three years.

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For purposes of the above charts:

Guaranteed Compensation. The guaranteed compensation paid to our NEOs in fiscal 2020 consisted solely of Mr. Orlando’s annual base salary of $362,500 and Mr. Wallace’s annual base salary of $300,000.

CEO’s Contingent (at risk) Compensation. Mr. Orlando’s potential at-risk compensation for fiscal 2020 was comprised of the following:

●	$271,875, which is the target cash incentive award that Mr. Orlando could earn under our 2020 Cash Incentive Plan in fiscal 2020 and which is equal in amount to 75% of Mr. Orlando’s annual base salary for fiscal 2020.

●	$919,000, which was comprised of:

○	the aggregate grant date fair value, at target, of 7,345 PSUs which the Compensation Committee granted to Mr. Orlando under the 2020 LTIP for the purpose of motivating Mr. Orlando to focus his efforts and energies primarily on the achievement by the Company of net cash flow goals established by the Compensation Committee for fiscal 2020. The Compensation Committee scheduled these PSUs to vest in three approximately equal annual installments on June 30, 2020, June 30, 2021 and June 30, 2022, respectively, with vesting made contingent on:

●	the achievement by the Company of at least a threshold, or a target or maximum, net cash flow goal which the Compensation Committee established under the 2020 LTIP for fiscal 2020, subject to a possible upward or downward adjustment of up to 20% in the number of PSUs that may become vested, depending on whether the Company’s annualized TSR for the three year period ending June 30, 2022 is greater or less than the annualized TSR of the Russell 2000 companies for that same three year period; and

●	Mr. Orlando’s continued service with the Company for the entirety of the three years ending June 30, 2022;

○	the aggregate grant date fair value of 7,345 RSUs which the Compensation Committee granted to Mr. Orlando, under the 2020 LTIP to provide financial incentives for Mr. Orlando to remain in the continuous service of the Company, with vesting to take place in three approximately equal annual installments on June 30, 2020, June 30, 2021 and June 30, 2022, respectively, with the vesting of each year’s installment conditioned on Mr. Orlando remaining in the service of the Company through the last day of that year;

○	the aggregate grant date fair value, at target, of 16,139 PSUs which the Compensation Committee granted to Mr. Orlando in March 2020, to vest in three approximately equal installments of 5,380 PSUs each on June 30, 2020, 2021 and 2022, respectively, with the vesting of each annual installment contingent on (i) the Company’s achievement of at least the minimum (or threshold) annual revenue goal established by the Compensation Committee for such year, and (ii) Mr. Orlando remaining in the continuous service of the Company through the last day of that year;

○	the aggregate grant date fair value of 16,139 service-contingent RSUs, which the Compensation Committee granted to Mr. Orlando on March 16, 2020, to vest in three approximately equal installments of 5,380 RSUs, for the years ending March 16, 2021, March 16, 2022 and March 16, 2023, respectively, with the vesting of each year’s installment contingent on Mr. Orlando remaining in the continuous service of the Company through the last day of that year.

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Mr. Wallace’s potential at-risk compensation for fiscal 2020 was comprised of:

●	$135,000, which was the target cash incentive award that Mr. Wallace could earn under the 2020 Cash Incentive Plan, which is equal to 45% of his annual base salary as CFO for fiscal 2020;

●	$251,000, comprised of:

○

the aggregate grant date fair value, at target, of 4,407 PSUs the Compensation Committee granted to Mr. Wallace under the 2020 LTIP for the purpose of motivating Mr. Wallace to focus his efforts and energies primarily on the achievement by the Company of net cash flow goals that had been established by the Committee for fiscal 2020. The Compensation Committee scheduled these PSUs to vest in three annual installments of 1,469 PSUs each during the period of three fiscal years ending on June 30, 2022. The vesting of these PSUs was made contingent on:

●	the Company’s achievement of at least the threshold or the target or maximum net cash flow goal which the Compensation Committee established for fiscal 2020, subject to a possible upward or downward adjustment of up to 20% in the number of PSUs that may become vested if the Company’s annualized TSR for the three year period ending June 30, 2022, is greater or less than the annualized TSR of the Russell 2000 companies for the same three year period, and

●	the continued service of Mr. Wallace with the Company for the entirety of the three years ending June 30, 2022; and

○	the aggregate grant date fair value of 4,407 RSUs, which the Compensation Committee granted to Mr. Wallace in fiscal 2020 under the 2020 LTIP, to vest in three equal annual installments of 1,469 RSUs each, on June 30, 2020, June 30, 2021 and June 30, 2022, respectively, with vesting of each year’s installment conditioned on Mr. Wallace remaining in the continuous service of the Company through the last day of that year.

Potential Forfeitures of PSUs and RSUs:

All of the PSUs granted to each NEO under the 2020 LTIP in fiscal 2020 will be forfeited if (i) the Company does not achieve at least the minimum (or threshold) net cash flow goal in at least one of the fiscal years during the three fiscal year period ending June 30, 2022, or (ii) if the NEO’s continuous service with the Company terminates for any reason prior to June 30, 2022 (even if the Company had achieved some or all of the financial performance goals prior to any such termination of service). In the case of the RSUs granted in fiscal 2020 to our NEOs under the 2020 LTIP, if an NEO’s continuous service with the Company terminates for any reason prior to June 30, 2021, June 30, 2022 or June 30, 2023, all of the NEO’s RSUs that are unvested on the date of such termination of service will be forfeited.

However, the Company achieved the maximum net cash flow goal in fiscal 2020. As a result, 4,081 PSUs granted to Mr. Orlando, and 2,449 PSUs granted to Mr. Wallace, under the 2020 LTIP (equal to 166.7% of the number of PSUs at target) will become “provisionally” vested (assuming there is no upward or downward TSR adjustment) because, if Mr. Orlando or Mr. Wallace fails to remain in the continuous service of the Company through at least June 30, 2022, his PSUs will be forfeited, notwithstanding the Company’s achievement of one or more of the financial performance goals. Additionally, because Mr. Orlando and Mr. Wallace remained in the continuous service of the Company through June 30, 2020, 2,448 of the RSUs granted to Mr. Orlando and 1,469 of the RSUs granted to Mr. Wallace under the 2020 LTIP became vested and are no longer subject to forfeiture.

The PSUs granted to Mr. Orlando on March 16, 2020 will be forfeited (i) if the Company does not achieve at least the minimum (or threshold) revenue goal in any of the fiscal years ending June 30, 2020, June 30, 2021 or June 30, 2022, then all of the PSUs will be forfeited; or (ii) if Mr. Orlando’s continuous service with the Company terminates for any reason at any time prior to June 30, 2022, all of his PSUs that are unvested on the date of such termination of service will be forfeited. However, the Company achieved the target revenue goal for fiscal 2020 and Mr. Orlando remained in the continuous service of the Company through June 30, 2020. As a result, 5,380 of these PSUs have become vested and have ceased to be subject to forfeiture.

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Also, the terms of the RSUs granted to Mr. Orlando in March 2020 provide that if his continuous service with the Company terminates for any reason prior to March 16, 2023, those of the RSUs that are unvested on the date of such termination of service will be forfeited. Mr. Orlando remained in the continuous service of the Company through June 30, 2020 and, therefore, 5,380 of those RSUs have become vested and are no longer subject to forfeiture.

For additional information regarding the at-risk components of the compensation of our NEOs for fiscal 2020, and the Company’s financial performance goals under our 2020 Cash Incentive Plan and our long term equity incentive programs, see “—–Elements of Fiscal 2020 Executive Compensation — Fiscal 2020 Cash Incentive Plan” and “—–Elements of Fiscal 2020 Executive Compensation —Long-Term Performance-Contingent Equity Incentive Programs” below.

Compensation Consultants and Market Comparisons

Due to the relatively unique nature of our business, which consists primarily of the authentication and quality grading of rare coins, trading cards and other high value collectibles, there are no public company industry peers against which we are able to directly compare the compensation of our NEOs or our executive compensation programs and policies. Moreover, our financial performance depends to a great extent on collectibles experts and on persons who have extensive experience in and have keen understandings of the collectibles markets, the number of which is relatively limited. For these reasons, and also to limit the administrative costs of our executive compensation programs, the Compensation Committee has only occasionally engaged outside independent compensation consultants to conduct any benchmarking studies or to provide the Committee with customized comparisons of the compensation of our NEOs to the compensation paid by other companies to their NEOs. In fiscal 2020, the Committee engaged an outside independent compensation consulting firm, Pearl Meyer, to provide publicly available compensation data for purposes of comparing our CEO’s compensation to the compensation of the CEOs of the Comparison Group companies identified below. The decision to engage Pearl Meyer was made solely by the Committee and Pearl Meyer reported directly to the Committee.

Comparison of Company CEO Compensation to Comparison Group CEO Compensation

In fiscal 2020, the Committee’s outside compensation consultant, Pearl Meyer, prepared a report for the Committee, based on publicly available information, with respect to the then prevailing salaries and incentive compensation opportunities afforded to the chief executive officers of a total of 12 publicly traded companies that were comparable to the Company in terms of median annual revenues and median market capitalizations. Those companies are named in the following table.

Comparison Group Company Names and Trading Symbols

Assure Software (“ASUR”)	Franklin Covey Co. (“FC”)
Cass Information Systems Inc. (“CASS”)	Hemisphere Media Group. Inc. (“HMTV”)
Century Casinos, Inc. (“CNTY”)	Tech Target Inc. (“TTGT”)
Channel Advisors Corporation (“ECOM”)	The Meet Group, Inc. (“MEET”)
eGain Corporation (“EGAN”)	Travelzoo (“TZOO”)
Franchise Group, Inc. (“FRG”)	Value Line Inc. (“VALU”)

Because there are no other publicly traded collectibles authentication or grading companies, these 12 companies, which are in the consumer discretionary, communications services, and information technology industries, were selected on the basis of similar revenues, market capitalizations, ratios of market capitalization to revenues, and EBITDA margin criteria.

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The following table provides information regarding the financial characteristics of the Company and that of the 12 Comparison Group companies at June 30, 2020 and for the last 12 months of reported information, with respect to the following criteria:

Collectors Universe, Inc.
Criteria	Comparison Group Companies	FY 2020 Actual	Percentile Rankings vs. Comparison Group Companies

Annual revenues(1)	$41 to $1,210 million	$78.9 million	19th
Market capitalization	$64 to $1,123 million	$318 million	39th
Market capitalization-to-revenue	Greater than 0.5x	4.0x	76th
EBITDA(2) margin	(10)% to 33%	22%	82nd

(1)	Revenues for the Company and the 12 Comparison Group companies are for the last 12 months of reported information, and their respective market capitalizations were as of June 30, 2020, per CapitalIQ.

(2)	EBITDA, which means earnings before interest, taxes, depreciation and amortization, was determined for the 12 months ended June 30, 2020 for the Company, and for the 12 Comparison Group companies, per CapitalIQ.

As the following table illustrates, our CEO’s actual fiscal 2020 compensation, comprised of (i) his salary, (ii) the actual cash incentive award he earned in fiscal 2020 as a result of the Company’s achievement of the maximum financial goal under the 2020 Cash Incentive Plan, and (iii) the respective grant date fair values of performance contingent PSUs (at target) and service-contingent RSUs granted to him in fiscal 2020.

The CEO’s compensation for fiscal 2020 was seven percent below the median compensation paid to CEOs of the Comparison Group companies (as set forth in Pearl Meyer’s report to the Compensation Committee).

For purposes of this table, “Total Direct Compensation” is comprised of base salary, annual cash incentives and long-term equity incentives.

Elements of Fiscal 2020 Executive Compensation

Annual Salaries

We pay cash compensation, in the form of base salaries, in amounts which the Committee believes will provide a guaranteed amount of compensation sufficient to enable us to retain existing and attract new executive officers who have the requisite experience and performance records that we believe are needed to drive the growth of our business and achieve increases in stockholder value. The Committee also seeks to balance the levels of guaranteed cash compensation with at-risk incentive compensation to create financial incentives for achieving Company financial performance and individualized performance goals, while at the same time managing the Company’s compensation-related risks.

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In establishing the annual salaries of our NEOs, the Committee considers a number of factors, including (i) each NEO’s business experience, level of responsibility and past performance, and (ii) publicly available executive compensation surveys and studies. Salaries are reviewed by the Committee periodically and are adjusted as warranted to reflect sustained individual performance, changes in responsibility or in comparable market salaries.

The following table sets forth information regarding the annual base salaries paid to our NEOs in fiscal 2020 and compares those salaries to the salaries paid to our NEOs in fiscal 2019:

Named Executive Officer	Fiscal 2020 Annual Base Salary		Fiscal 2019 Annual Base Salary

Joseph J. Orlando	$362,500	(1)	$350,000
Joseph J. Wallace	$300,000		$287,500	(2)

(1)	Effective April 1, 2020, the Compensation Committee approved an increase in Mr. Orlando’s annual base salary to $400,000 from $350,000. As a result, Mr. Orlando’s annual base salary in fiscal 2020 was comprised of nine months of salary at $350,000 per year and three months of salary at $400,000 per year.

(2)	Effective January 1, 2019, the Compensation Committee approved an increase in Mr. Wallace’s annual base salary to $300,000 from $275,000. As a result, Mr. Wallace’s annual base salary in fiscal 2019 was comprised of six months of salary at $275,000 per year and six months of salary at $300,000 per year.

The Compensation Committee’s decision to increase Mr. Orlando’s annual base salary in fiscal 2020 was based primarily on a comparison of Mr. Orlando’s annual base salary to the annual base salaries of CEOs of Comparison Group companies and Mr. Orlando’s contributions to the Company’s achievement of significant increases in revenues, operating income and net income in fiscal 2019 and the first six months of 2020, as compared to fiscal 2018 and the first six months of fiscal 2019, respectively.

Fiscal 2020 Cash Incentive Plan

For fiscal 2020, the Committee established a cash incentive plan for Messrs. Orlando and Wallace (the “2020 Cash Incentive Plan” or the “Plan”). The primary purposes of that Plan were to provide financial incentives for Messrs. Orlando and Wallace (i) to focus their efforts and to take actions to enable the Company to achieve at least a target financial performance goal based on the Company’s operating income, before non-cash stock based compensation expense (“operating income goals”), for fiscal 2020, and (ii) to achieve individualized fiscal 2020 performance goals (“MBOs”) established for each of them by the Compensation Committee. The MBOs for each NEO related to areas of the Company’s business over which he had authority or consisted of objectives the achievement of which was largely dependent on his performance.

The following tables set forth the threshold, target and maximum awards that each of Messrs. Orlando and Wallace had the opportunity to earn under the fiscal 2020 Cash Incentive Plan:

	Joseph J. Orlando, CEO
	Threshold Awards(1)		Target Awards(1)		Maximum Awards(1)
	Awards	Percent of Base Salary(2)	Awards	Percent of Base Salary(2)	Awards	Percent of Base Salary(2)

Financial Performance Award	$108,750	30%	$217,500	60%	$308,125	85%
MBO Performance Award	54,375	15%	54,375	15%	54,375	15%
Total	$163,125	45%	$271,875	75%	$362,500	100%

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	Joseph J. Wallace, CFO
	Threshold Awards(1)		Target Awards(1)		Maximum Awards(1)
	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)	Awards	Percent of Base Salary(3)

Financial Performance Award	$54,000	18%	$108,000	36%	$168,000	56%
MBO Performance Award	27,000	9%	27,000	9%	27,000	9%
Total	$81,000	27%	$135,000	45%	$195,000	65%

(1)	The 2020 Cash Incentive Plan provided for awards to be interpolated between the threshold and target financial performance awards if the threshold performance goal was exceeded but the target financial goal was not achieved, or between the target and maximum financial performance awards if the target performance goal was exceeded but the maximum performance goal was not achieved.

(2)	Expressed as a percentage of Mr. Orlando’s annual base salary for fiscal 2020.

(3)	Expressed as a percentage of Mr. Wallace’s annual base salary for fiscal 2020.

The threshold, target and maximum operating income goals established in June 2019 by the Compensation Committee for the 2020 Cash Incentive Plan were $13.2 million, $16.4 million, and $18.1 million, respectively, which were based on the Company’s annual operating plan, or AOP, adopted by the Board of Directors for fiscal 2020. It was determined that (i) the Company had achieved approximately 98% of the maximum operating income goal which (after giving effect primarily to an approximately $1.4 million downward adjustment to that goal due to an increase in litigation-related costs that, in the view of the Compensation Committee, was substantially greater in amount than could have been reasonably foreseeable in June 2019, when the fiscal 2020 AOP was approved by the Board); and (ii) Messrs. Orlando and Wallace had achieved substantially all of their respective individualized MBOs.

As a result, Mr. Orlando earned an award under the 2020 Cash Incentive Plan of $340,750, representing 94% of his annual base salary as CEO in fiscal 2020, and Mr. Wallace earned an award under the 2020 Cash Incentive Plan of $180,600, representing 60% of his annual base salary as CFO in fiscal 2020.

Mr. Orlando’s individualized MBOs for fiscal 2020 focused primarily on the implementation of a number of technology initiatives, including initiatives (i) to embed high-security chip technology into PCGS coin and PSA trading card holders to enable our customers to use their smartphones to verify that the coin or trading card encapsulated within the holder is a genuine PCGS certified coin or PSA trading card; and (ii) to enhance the Company’s proprietary internal system that tracks the collectible through the authentication and grading process at the Company, and (iii) the development of strategic plans to lay the groundwork for future growth and new revenue streams.

Mr. Wallace’s individualized MBOs for fiscal 2020 focused primarily on (i) identifying opportunities to implement measures to achieve additional cost reductions, (ii) negotiating increases in liability coverages from insurance carriers, and (iii) negotiating an increase in the principal amount, and an extension of the term, of the Company’s revolving bank credit line, which he accomplished in March of 2020, successfully negotiating a 50% increase in the maximum principal amount of the revolving credit line to $15 million and a two-year extension of the term of the credit line in a difficult lending market due to the uncertainties posed by the COVID-19 pandemic.

Long-Term Equity Incentive Compensation Programs

In fiscal 2020, the Compensation Committee adopted a long-term equity incentive program, or the “2020 LTIP”, to create equity incentives for each of our NEOs, and certain other key management employees selected by the Compensation Committee (each a “Participant” and collectively the “Participants”). The Compensation Committee adopted the 2020 LTIP to create financial incentives for the NEOs and the other Participants (i) to focus their efforts and energies primarily on the Company’s achievement of pre-established annual net cash flow goals, and (ii) to remain in the continuous service of the Company for the entirety of the period of three fiscal years ending June 30, 2022, with 50% (at target) of each equity grant taking the form of PSUs, and the other 50% taking the form of service-contingent RSUs. For purposes of the 2020 LTIP, net cash flow was defined as net cash generated by the Company’s continuing operations, minus capital expenditures and capitalized software costs.

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PSU Grants under the 2020 LTIP

Pursuant to the 2020 LTIP, the Committee granted Messrs. Orlando and Wallace 7,345 and 4,407 PSUs, respectively, at target, for fiscal 2020. The Compensation Committee established annual threshold, target and maximum net cash flow goals for fiscal 2020, and will be establishing the financial performance goals for fiscal 2021 and fiscal 2022 prior to or shortly after the commencement of those years. Pursuant to the terms of the 2020 LTIP, the number of PSUs that may ultimately become vested is subject to a possible downward or upward adjustment based on a comparison, as described below, of the Company’s annualized TSR to the Russell 2000 annualized TSR, in each case for the three year period ending on June 30, 2022. In addition, vesting of each NEO’s PSUs is conditioned on the NEO remaining in the continuous service of the Company through June 30, 2022. As a result, if the continued service of an NEO terminates or ceases prior to June 30, 2022, all of the PSUs granted to him under the 2020 LTIP would be forfeited, even if any or all of the financial performance goals had been achieved.

The Committee established the following threshold, target and maximum net cash flow goals for fiscal 2020 under the 2020 LTIP:

●

62.5% of the target award for that year could vest if the Company achieved at least the threshold net cash flow performance goal that fiscal year, subject to (i) a possible downward or upward adjustment based on the TSR comparison described below, and (ii) the forfeiture of all of the PSUs if the NEO fails to remain in the continuous service of the Company for the entirety of three year period ending June 30, 2022.

●

100% of the target award for that year could vest if the Company achieved the target net cash flow performance goal in that fiscal year, subject to (i) a possible downward or upward adjustment based on the TSR comparison described below, and (ii) the forfeiture of all of the PSUs if the NEO fails to remain in the continuous service of the Company for the entirety of for the entirety of three year period ending June 30, 2022.

●

166.7% of the target award for that year could vest if the Company achieved the maximum net cash flow performance goal in that fiscal year, subject to (i) a possible downward or upward adjustment based on the TSR comparison described below, and (ii) the forfeiture of all of the PSUs if the NEO fails to remain in the continuous service of the Company for the entirety of for the entirety of three year period ending June 30, 2022.

The threshold, target and maximum net cash flow goals under the 2020 LTIP were $9.3 million, $11.6 million and $13.9 million, respectively. The Company’s fiscal 2020 net cash flows totaled $16.5 million, substantially exceeding the maximum net cash flow goal for fiscal 2020.

As a result, pursuant to the terms of the 2020 LTIP, 4,081 of Mr. Orlando’s PSUs and 1,469 of Mr. Wallace’s PSUs became eligible for vesting effective as of June 30, 2022, subject, however, to (i) a possible adjustment in the numbers of PSUs that will become vested, based on a comparison of the Company’s annualized TSR to the Russell 2000 annualized TSR for the three year period ending June 30, 2022 (as discussed below), and (ii) the forfeiture of all of Mr. Orlando’s PSUs or all of Mr. Wallace’s PSUs, respectively, if he fails to remain in the continuous service of the Company through June 30, 2022.

TSR Adjustment. The numbers of PSUs granted to Messrs. Orlando and Wallace that could vest under the 2020 LTIP will be subject to a possible downward or upward adjustment as set forth in the following table:

If the Company’s Annualized TSR for the three years ending June 30, 2022 was:	Adjustment to Number of Vested PSUs(1)

At least 12% below the Russell 2000 3-year annualized TSR	20% Reduction
Equal to the Russell 2000 3-year annualized TSR	No Adjustment(1)
At least 12% above the Russell 2000 3-year annualized TSR	20% Increase

(1)	The TSR adjustment will be interpolated if the Company’s three year annualized TSR is less than 12% below, or less than 12% above, the Russell 2000 three year annualized TSR. No additional adjustment will be made if the Company’s three year annualized TSR is more than 12% below or more than 12% above the Russell 2000 three year annualized TSR.

Each PSU that ultimately vests under the 2020 LTIP will be settled by the issuance of one share of Company common stock.

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Grants of Service Contingent RSUs under the Fiscal 2020 LTIP

Pursuant to the 2020 LTIP, the Compensation Committee granted 7,435 and 4,407 service-contingent RSUs to Messrs. Orlando and Wallace, respectively. One third of those RSUs became vested on June 30, 2020 as a result of the continued service of Messrs. Orlando and Wallace with the Company through that date. The remaining RSUs, granted in fiscal 2020 under the 2020 LTIP, to each NEO are scheduled to vest thereafter, in two equal or approximately equal annual installments, on June 30, 2021 and June 30, 2022, respectively, provided that the NEO is still in the continued service of the Company on those dates. Accordingly, if an NEO’s continuous service with the Company terminated for any reason prior to either of those vesting dates, all of his then unvested RSUs would be forfeited. Upon vesting, each RSU will be settled by the Company’s issuance of one share of Company common stock.

Equity Incentive Grants pursuant to the CEO’s Amended and Restated Employment Agreement

On March 16, 2020, the Compensation Committee approved the Company’s entry into a First Amendment (the “First Amendment”) to Mr. Orlando’s Amended and Restated Employment Agreement dated September 24, 2019 (and, as so amended, the “Restated Employment Agreement”).

Pursuant to that First Amendment, the Compensation Committee granted 16,139 performance-contingent PSUs, at target, and 16,139 service-contingent RSUs, to Mr. Orlando. The numbers of those PSUs and RSUs were determined using the closing per share price, on March 16, 2020, of the Company’s common stock, as reported by NASDAQ, which was $15.49. The PSUs and RSUs were granted under the Company’s stockholder-approved 2017 Equity Incentive Plan. The Compensation Committee’s decision to increase Mr. Orlando’s salary and grant him equity incentives in March 2020 was the result of (i) a determination, based on compensation data provided by the Committee’s compensation consultant, that Mr. Orlando’s fiscal 2020 compensation was then significantly below and, even after that salary increase and that grant of PSUs and RSUs, would continue to be less than, the median compensation paid by the Comparison Group companies to their CEOs, (ii) the Committee’s belief that Mr. Orlando’s salary increase and the grant of those equity incentives were merited by the significant improvements in the Company’s financial performance under Mr. Orlando’s leadership, taking into account that the PSUs would be forfeited, in part, if the financial goals were achieved only in part or, in their entirety, if the Company did not achieve any of the financial performance goals.

Set forth below is a summary of the material terms of those PSUs and RSUs:

In the case of the PSUs, the Compensation Committee established threshold, target and maximum Company revenue goals of $55,028,000, $78,611,000 and $82,542,000, respectively, for fiscal 2020. Those goals were determined on the basis of the Company’s fiscal 2020 AOP, which had been approved by Board of Directors in June 2019. In fiscal 2020, the Company generated revenues of $78.9 million, which exceeded the target revenue goal and Mr. Orlando had remained in the continuous service of the Company through June 30, 2020. As a result 5,380 of the PSUs, representing one-third of the 16,138 PSUs granted to Mr. Orlando, became vested.

The Compensation Committee plans to establish annual threshold, target and maximum revenue goals for each of the fiscal years ending June 30, 2021 and June 30, 2022. However, if the Company fails to achieve at least the threshold revenue goal for any of those fiscal years, all of the unvested PSUs that could have become vested for that year would be forfeited. Additionally, if Mr. Orlando’s service with the Company is terminated by the Company or Mr. Orlando for any reason, with or without cause, prior to the end of either of those fiscal years, the then remaining unvested PSUs would be forfeited, even if the Company had achieved any or all of the annual revenue goals.

The Compensation Committee granted the RSUs to Mr. Orlando to create financial incentives for him to remain in the Company’s service throughout each of the twelve month periods ending March 16, 2021, March 16, 2022 and March 16, 2023, respectively (each, an “RSU Vesting Date”). If Mr. Orlando is still in the continuous service of the Company on a RSU Vesting Date, one-third of the RSUs will vest and cease to be subject to forfeiture on that date and each vested RSU will be settled by the Company’s issuance of one share of Company common stock to Mr. Orlando. However, if Mr. Orlando’s service with the Company terminates for any reason whatsoever prior to the end of either of such fiscal years, Mr. Orlando would forfeit all of his then remaining unvested RSUs.

In addition, the Company’s Incentive Compensation Clawback Policy has been made applicable to all of the PSUs granted to Messrs. Orlando and Wallace in fiscal 2020. See –“Other Compensation Policies and Practices that Benefit our Stockholders - Incentive Compensation Clawback Policy” above.

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Effect of Change of Control on the Vesting of PSUs and RSUs

The PSUs and RSUs granted to our NEOs in fiscal 2020 were made pursuant to one of the Company’s stockholder-approved equity incentive plans. Those plans provide that, in the event of a change of control of the Company, all equity incentives then outstanding, including those granted to our NEOs, will become fully vested and cease to be subject to forfeiture, unless the surviving party in the change of control transaction (or its parent company, if any) agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to and approved by the Company’s Compensation Committee, in which event there will be no accelerated vesting of the outstanding equity incentives due to the consummation of the change of control transaction.

CEO Amended and Restated Employment Agreement

Mr. Orlando was appointed as the Company’s Chief Executive Officer under an employment agreement entered into as of October 9, 2017. On September 24, 2019, with the approval of the Compensation Committee, the Company and Mr. Orlando entered into an amended & restated employment agreement (the “Restated Employment Agreement”), which superseded the original employment agreement and extended the term of Mr. Orlando’s employment to September 30, 2020, without a change in his annual base salary. A copy of the Restated Employment Agreement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2019.

As discussed above, on March 16, 2020, with the approval of the Compensation Committee, the Company entered into a First Amendment to the Restated Employment Agreement with Mr. Orlando. The First Amendment provided for an increase in Mr. Orlando’s annual base salary from $350,000 to $400,000, effective April 1, 2020, and the grant to him on March 16, 2020 of 16,139 PSUs, at target, and 16,139 RSUs. A copy of the First Amendment was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020.

On September 28, 2020, the Compensation Committee approved a Second Amendment to Mr. Orlando’s Restated Employment Agreement, solely for the purpose of extending the term of his employment under that Agreement by two years to September 30, 2022. A copy of the Second Amendment was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2020.

Compensation due to a Termination of Employment following a Change of Control of the Company.

If a change of control of the Company (as defined in the Restated Employment Agreement) occurs while Mr. Orlando is the Company’s CEO and, upon or within the 12 months following that change of control, his employment is terminated either (i) without cause by the Company, or by its successor in the change of control transaction, or (ii) by Mr. Orlando for Good Reason (as defined in the Restated Employment Agreement), then, he will be entitled to receive severance compensation comprised of (i) an amount equal to one (1) year’s salary as then in effect, which would be payable to him in a single lump sum payment, and (ii) the payment of his COBRA premiums for continued health insurance coverage for six months.

Mr. Orlando’s Restated Employment Agreement provides that the Company, or its successor in the change of control transaction, will become obligated to pay severance compensation and benefits to Mr. Orlando only upon a “double trigger” event. This means that no severance compensation will become payable solely due to the occurrence of a change of control of the Company. Instead, such severance compensation will be payable to Mr. Orlando only if, on the date of or within 12 months following consummation of the change of control transaction, there is a termination of Mr. Orlando’s employment without cause by the Company or its successor or by Mr. Orlando for Good Reason. The change of control severance provisions are intended (i) to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change of control of the Company is likely to have, and (ii) to encourage Mr. Orlando to remain focused on the Company’s business and the interests of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

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For additional information regarding the severance compensation and change of control compensation which could become payable to Mr. Orlando pursuant to the Restated Employment Agreement, see “—Potential Payments upon Termination or Change of Control of the Company” below in this Proxy Statement.

Limitation for Purposes of Section 280G under the Internal Revenue Code. Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) provides that if (i) an officer of a corporation receives severance compensation upon or following a change of control, and (ii) any portion of his/her severance compensation constitutes an “excess parachute payment” (as defined in Section 280G of the Code), then, the excess parachute payment made by the corporation would not be deductible by it for income tax purposes and an excise tax of 20% of the amount of the excess parachute payment would become payable by the officer, in addition to the income taxes the officer would ordinarily be obligated to pay on the severance compensation he or she receives. Generally, excess parachute payments would be deemed to have been paid if and to the extent that the aggregate amount of the change of control severance compensation exceeds three times the officer’s average annual compensation for the previous five years (known as the “Base Amount”). Mr. Orlando’s Restated Employment Agreement, provides that if his change of control severance compensation were to exceed the applicable Base Amount, then the amount of Mr. Orlando’s aggregate severance compensation and benefits would be reduced to an amount below three times the Base Amount, making Section 280G in applicable to his change of control severance compensation.

The Company does not have an employment agreement with Mr. Wallace.

Other Compensation Policies and Practices that Benefit our Stockholders

●	Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors and the Committee’s Charter provides that any outside compensation consultant that it may retain to assist the Committee in designing and evaluating the effectiveness of the Committee’s executive compensation policies and programs must be independent of the Company’s management.

●	Compensation Risk Assessments. Our Compensation Committee performs an annual review of risks related to our compensation programs and practices.

●	No Hedging Policy. We believe our NEOs and our directors should not speculate or hedge their interests in our stock. Therefore, we prohibit them from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price.

●	No Pledging of Stock. Our insider trading policy prohibits our NEOs from (i) holding Company securities in margin accounts and (ii) using our stock as collateral for a loan, subject to an exception for hardship situations for which the approval of the Board or the Nominating & Governance Committee is required. No such exceptions have ever been given to any of our NEOs since this policy against pledging Company stock was adopted.

●	Stock Ownership Guidelines. To further align the financial interests of our NEOs with those of our stockholders, our Board of Directors has adopted stock ownership guidelines which establish the following stock ownership targets for our NEOs:

○	CEO. Ownership of a number of shares of our common stock that has an aggregate market value of not less than three times his annual base salary; and

○	CFO. Ownership of a number of shares of our common stock that has an aggregate market value of at least two times his annual base salary.

These guidelines provide that anyone who is a newly appointed NEO will have a period of five years to meet these guidelines. These guidelines also call for any NEO who has not yet met his or her applicable stock ownership target to retain at least 50% of the shares of common stock issued to him or her upon vesting of his or her RSUs and PSUs, net of those surrendered to pay related withholding taxes, until the NEO meets that stock ownership target. As of October 13, 2020, each of Mr. Orlando and Mr. Wallace had met his stock ownership target.

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●	Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of financial statements which become the subject of an accounting restatement, the Company will be entitled to recoup from those NEOs the amount by which any incentive compensation they had received exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

●	No Repricing. Our equity incentive plans explicitly prohibit the repricing of stock options.

●	No Gross Ups; and Double Trigger Change of control Compensation Provisions. Our change of control and severance compensation agreements do not contain any tax gross-up provisions. Furthermore, the change of control agreements provide that change of control compensation will be paid only if there is a termination of the NEO’s employment without cause or a constructive termination of his employment upon or within 12 months following a change of control of the Company. As a result, no change of control compensation becomes payable solely as a result of a change of control of the Company.

●	No Dividends Paid on Unvested Equity Awards. Our equity incentive agreements provide that dividends on unvested awards will not be paid. However, the Compensation Committee has the discretion in connection with any equity incentive grant to provide that, if the Company pays dividends on its outstanding shares, dividends will accrue at the same rate on the unvested equity award and will become payable if and when, but only to the extent, such award becomes vested.

●	Policy with respect to Perquisites and Other Benefits. We do not generally provide benefits or perquisites to our NEOs that are not provided to all of our full-time employees.

Other Compensation Matters

Benefits. The personal benefits provided to our Named Executive Officers are designed to establish a competitive benefits structure necessary to attract and retain key management employees. These personal benefits are the same as those provided to all of our full time employees generally. In fiscal 2020 there were no perquisites or other personal benefits approved by the Compensation Committee for any of the Named Executive Officers.

No Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for any of our NEOs.

Risk Considerations. Although a substantial portion of compensation provided to our executive officers is performance based, we believe that the following elements and design features of our executive compensation programs encourage our executive officers to remain focused on both the short-and longer-term operational and financial goals of the Company, while deterring excessive or unnecessary risk-taking:

●	Elements of NEO Compensation. Our compensation program consists of guaranteed salary and a substantial portion of at-risk compensation which has taken the form of equity incentives the vesting of which is contingent on improvements in the Company’s financial performance and continued service with the Company over multi-year periods.

●	Striking a Balance between Guaranteed and At-Risk Compensation. The Compensation Committee annually reviews the balance between fixed and at-risk elements of executive compensation and retains ultimate oversight over, and the ability to use discretion where appropriate with respect to, the compensation of our NEOs.

●	Incentive Compensation Programs Condition the Vesting of Cash and Equity Incentives on the Achievement of Company Financial Performance Goals. Our incentive compensation programs establish financial performance goals that are designed to lead to sustained improvements in the Company’s financial performance and, therefore, in the long-term success of the Company.

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●	Share Ownership Guidelines. The Board of Directors has adopted share ownership guidelines for our NEOs to further align their interests with those of our stockholders.

●	Clawback Policy. Cash and equity incentive compensation awards granted to our NEOs are subject to a clawback policy to provide assurance that determinations with respect to the achievement of financial performance goals are based on generally accepted accounting principles consistently applied in the preparation of our financial statements.

●	No Hedging Permitted. A number of years ago, we adopted an anti-hedging policy which prohibits our NEOs from hedging their economic interest in their Company shares or pledging those shares for purposes of speculative trading.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2020 and 2019, respectively.

Name and Principal Position	Year	Salary($)		Equity Incentive Plan Awards($)(1)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total($)

Joseph J. Orlando	2020	$362,500	(5)	$918,504	$340,750	$-	$1,621,754
President & CEO	2019	$350,000		$340,307	$350,000	$-	$1,040,307

Joseph J. Wallace	2020	$300,000		$251,111	$180,600	$-	$731,711
Senior Vice President & CFO	2019	$287,500		$204,182	$186,875	$-	$678,557

(1)	As it has done in prior years, in September 2019 the Compensation Committee (the “Committee”) of the Board of Directors adopted a long term equity incentive program for its NEOs (the “2020 LTIP”), in furtherance of the Committee’s “pay-for-performance” philosophy, and for the purpose of more closely aligning the long-term financial interests of the Company’s NEOs with the long-term financial interests of the Company’s stockholders. The 2020 LTIP provided for the Committee to grant a combination of (i) PSUs for the purpose of motivating our NEOs to focus their efforts and energies primarily on the achievement by the Company in fiscal 2020 of net cash flow goals that had been established by the Committee, based on the Company’s fiscal 2020 AOP that was approved by our Board of Directors in June 2019, and (ii) RSUs, for the purpose of creating financial incentives for each NEO to continue in the Company’s service during the three fiscal years ending June 30, 2022. See “— Elements of Fiscal 2020 Executive Compensation — Long-Term Performance-Contingent Equity Incentive Programs” above.

(2)

The amounts in this column consist of the aggregate grant date fair values of the following PSUs and RSUs granted to Mr. Orlando and Mr. Wallace in fiscal 2020. In June 2019, Messrs. Orlando and Wallace were granted under the 2020 LTIP (a) 7,345 and 4,407 PSUs, respectively, at target, and (b) 7,345 and 4,407 RSUs, Each NEO’s PSUs are to vest in three equal annual installments of one third of the PSUs granted to the NEO for each of the fiscal years ending June 30, 2020, June 30, 2021 and June 30, 2022, respectively, contingent on (i) the Company’s achievement of at least a threshold (or minimum) net cash flow goal for established or to be established by the Compensation Committee for each of those fiscal years, subject to a possible upward or downward adjustment based on a comparison of the Company’s annualized TSR to the annualized TSR of the Russell 2000 Index, for the three year period ending June 30, 2022, and (ii) the NEO’s continued service with the Company for the entirety of the three year period ending June 30, 2022. The vesting of each NEO’s RSUs are contingent on the NEO remaining in the service of the Company on each of June 30, 2020, 2021 and 2022, respectively. The aggregate grant date fair values of the PSUs, at target, and the RSUs granted to Messrs. Orlando and Wallace under the 2020 LTIP totaled $418,518 and $251,111, respectively. If it assumed, instead, that the Company would achieve the maximum net cash flow goals established by the Committee, the aggregate grant date fair values of the PSUs and RSUs granted to Messrs. Orlando and Wallace under the 2020 LTIP would be $627,777 and $376,665, respectively.

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In March 2020, pursuant to the First Amendment to Mr. Orlando’s Restated Employment Agreement, the Compensation Committee granted Mr. Orlando 16,139 PSUs and 16,139 RSUs. The PSUs are to vest in three approximately equal annual installments of 5,380 PSUs each, at target, contingent on (a) the Company’s achievement of a target net cash flow goal established for fiscal 2020 and to be established for each of fiscal 2021 and fiscal 2022, respectively, by the Compensation Committee, and (b) Mr. Orlando remaining in the continuous service of the Company through the last day of the fiscal year. The revenue goal for fiscal 2020 was based on the Company’s AOP as approved by the Board in June 2019. The Company achieved the target revenue goal for fiscal 2020 and Mr. Orlando remained in the continuous service of the Company through June 30, 2020. As a result, the first 5,380 PSUs have become vested. The RSUs were granted to Mr. Orlando to provide financial incentives for him to remain in the continuous service of the Company through the three year period ending March 16, 2023, with vesting to occur in three equal annual installments of 5,380 RSUs each on March 16, 2021, March 16, 2022 and March 16, 2023, respectively, provided that Mr. Orlando remains in the continuous service of the Company through the applicable vesting date. The aggregate grant date fair value of the PSUs, at target, and of the RSUs, was determined to total $499,986. If it is assumed, instead, that the Company would achieve the maximum revenue goals established by the Committee, the aggregate grant date fair value would be $562,500. See— Elements of Fiscal 2020 Executive Compensation – Long-Term Equity Incentive Programs” above in this Proxy Statement.

(3)

The amounts in this column consist of cash incentive awards earned, respectively, by Messrs. Orlando and Wallace under the 2020 Cash Incentive Plan adopted by the Compensation Committee. The amounts of the cash awards that could be earned by each NEO under that Plan were made dependent on (i) the Company’s achievement of one or more operating income goals (with operating income defined as operating income before non-cash stock-based compensation expense); (ii) the achievement by the NEO of his individualized performance objectives, or MBOs established by the Committee; and (iii) the NEO remaining in the continuous service of the Company through June 30, 2020. See the section entitled “—–Elements of Fiscal 2020 Executive Compensation —– Fiscal 2020 Cash Incentive Plan” above in this proxy statement for additional information regarding the determinations made by the Compensation Committee of the awards earned by Messrs. Orlando and Wallace under the 2020 Cash Incentive Plan.

(4)	We do not pay for or provide perquisites or other forms of compensation to our NEOs, other than health insurance and certain other benefits that are made available to all employees generally on a non-discriminatory basis.

(5)	Effective April 1, 2020, Mr. Orlando’s annual salary was increased to $400,000 from $350,000. This amount is comprised of nine months of salary at a rate of $350,000 per year and of three months of salary at a rate of $400,000 per year.

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Outstanding Equity Awards

The following table sets forth information regarding PSU and RSU grants to our CEO and CFO that were unearned as of June 30, 2020. None of our NEOs held any stock options as of June 30, 2020.

		Service-Based Stock Awards(1)			Equity Incentive Plan Performance-Contingent Stock Awards(2)
NEOs	Grant Dates	Number of Shares or Units of Stock that have not Vested (#)(3)		Market Values of Shares or Units of Stock that have not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights (#)		Market Value of Unearned Shares, Units or Other Rights ($)(3)

Joseph J. Orlando	08/03/18	4,264	(4)	$146,170	-		-
	12/04/18				25,590	(9)	$877,225
	09/18/19	4,897	(5)	167,869	14,690	(9)	503,573
	3/16/20	16,139	(6)	553,245	16,139	(10)	553,245

Joseph J. Wallace	08/03/18	2,559	(7)	$87,723	-		-
	12/04/18	-		-	15,354	(9)	$526,335
	09/18/19	2,938	(8)	100,715	8,814	(9)	302,144

(1)	These are service based restricted stock units, or RSUs, which were granted under the 2019 and 2020 Long Term Equity Incentive Programs, or LTIPs and, in the case of Mr. Orlando, a grant of RSUs in March 2020.

(2)	These are performance-contingent restricted stock units, or PSUs, that were granted (i) to Mr. Orlando and Mr. Wallace under the 2019 and 2020 LTIPs, the vesting of which was made contingent on the achievement by the Company of net cash flow goals established by the Compensation Committee and the continued service with the Company of Mr. Orlando and Mr. Wallace, respectively, throughout the three year period ending June 30, 2022, and (ii) to Mr. Orlando on March 16, 2020, the vesting of which was made contingent on the achievement by the Company of annual revenue goals and the continued service with the Company of Mr. Orlando. For additional information about these PSU grants, see “EXECUTIVE COMPENSATION — “Elements of 2020 Executive Compensation – Long Term Performance-Contingent Equity Compensation Programs.

(3)

Upon vesting, each RSU and each PSU will be settled by the issuance of one share of the Company’s common stock pursuant to a stockholder-approved equity incentive plan. The market values of the RSUs and PSUs were determined by multiplying the number of RSUs and the number of PSUs, respectively, by the closing price per share of the Company’s common stock, on the NASDAQ Stock Market, on June 30, 2020, which was $34.28. The PSUs granted under the 2019 and 2020 LTIPs represent the number of shares that could vest if the maximum financial performance goals under those LTIPs are achieved and there was no TSR adjustment to that number, and the NEO had remained in the continuous service of the Company. In the case of the PSUs granted to Mr. Orlando in March 2020, this is the number of shares that would vest if the target revenue goals are achieved in each of the fiscal years ending June 30, 2021, 2022 and 2023.

(4)	These service-based RSUs will vest on June 30, 2021, provided that Mr. Orlando is still in the continuous service of the Company on that date.

(5)	These service-based RSUs will vest in two equal installments, on June 30, 2021 and June 30, 2022, respectively, provided that Mr. Orlando is still in the continuous service of the Company on that date.

(6)	These service-based RSUs will vest in three equal installments on March 16, 2021, 2022 and 2023, respectively, provided that Mr. Orlando is still in the continuous service of the Company on those dates.

(7)	These service-based RSUs will vest on June 30, 2021, provided that Mr. Wallace is still in the continuous service of the Company on that date.

(8)	These service-based RSUs will vest in two equal installments on June 30, 2021 and 2022, respectively, provided that Mr. Wallace is still in the continuous service of the Company on those dates.

(9)	The vesting of these PSUs is contingent on (i) the achievement by the Company of net cash flow goals in the three years ending on, and the continued service of the NEO with the Company through (i) June 30, 2021 for those PSUs granted on December 4, 2018 and (ii) June 30, 2022 for those PSUs granted on September 18, 2019. See “EXECUTIVE COMPENSATION — Elements of Fiscal 2020 Executive Compensation - Long-Term Equity Incentive Compensation Programs” above in this Proxy Statement

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(10)	The vesting of these PSUs was made contingent on the achievement by the Company of annual revenue goals for the fiscal years ending on June 30, 2020, 2021 and 2022. It was determined that the Company had achieved the target revenue goal for fiscal 2020 and, therefore, 5,380 of these PSUs became vested.

Potential Payments upon Termination of Employment following a Change of control of the Company

The table below sets forth the amounts of all potential payments that would have been paid to Mr. Orlando under his Restated Employment Agreement, if there had been:

●	a termination of his employment by the Company for cause or a resignation by Mr. Orlando without Good Reason (as defined in his Restated Employment Agreement);

●	a termination of Mr. Orlando’s employment on June 30, 2020 by the Company without cause or by Mr. Orlando for Good Reason in the absence of a change of control of the Company (as defined in his Restated Employment Agreement); and

●	a change of control of the Company (as defined in his Restated Employment Agreement) that had taken place, on June 30, 2020, and his employment had been terminated on the same date, by the Company without cause or by Mr. Orlando for Good Reason.

The severance compensation payments to Mr. Orlando are governed by his Restated Employment Agreement. See —“EXECUTIVE COMPENSATION — CEO Amended and Restated Employment Agreement” above. The timing of the payments described below may also be subject to possible delay pursuant to the provisions of Section 409A of the Internal Revenue Code. Mr. Orlando’s Restated Employment Agreement requires, as a condition to his receipt of any severance or change of control compensation, that he enter into an agreement releasing any claims he may have, whether known or unknown, against the Company.

Name	Termination for Cause or Resignation without Good Reason(1)		Termination without Cause, for Good Reason or due to Death or Disability in the Absence of a Change of Control(2)		Termination without Cause or for Good Reason after a Change of Control(4)(5)

Joseph J. Orlando
Base Annual Salary	$0		$200,000		$400,000
Health & Other Benefits	0		12,374		12,374
Pro-Rated Cash Incentive Compensation Pay	0		-		300,000	(6)
RSUs and PSUs	0	(3)	0	(3)	2,801,327	(7)
Total	$0		$212,374		$3,513,701

(1)	If Mr. Orlando’s employment had been terminated on June 30, 2020 by the Company for cause or by Mr. Orlando without Good Reason, either prior to or following a change of control of the Company, our sole obligation to Mr. Orlando would be to pay him any unpaid salary, together with any employee benefits and any unused vacation, accrued to the effective date of such termination.

(2)	If, in the absence of the occurrence of a change of control of the Company, Mr. Orlando’s employment had been terminated at June 30, 2020, either by the Company without cause or by Mr. Orlando for Good Reason or due to his permanent disability or death, then the Company would have become obligated (a) to continue to pay Mr. Orlando’s his then monthly base salary for six months thereafter, and (b) to pay 100% of his COBRA premiums for continued health insurance coverage for him and his dependents, also for six months thereafter.

(3)	As of June 30, 2020, Mr. Orlando held 56,419 unvested PSUs, at maximum, and 25,300 unvested RSUs.

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(4)	Mr. Orlando’s Restated Employment Agreement provides that, if his employment is terminated by the Company without cause or by him with Good Reason, either concurrently with or within 12 months following a change of control of the Company, he would become entitled to receive severance compensation comprised of (a) one year’s annual base salary, as then in effect, which would be payable to him in a single lump sum, (b) the payment of his COBRA premiums for up to six months, and (c) an amount equal to the cash bonus or cash incentive compensation which Executive had the opportunity to earn, calculated at 100% of the target awards, under any Compensation Committee approved cash bonus or cash incentive plan in effect at the time of such termination of his employment, prorated for the number of days Mr. Orlando was employed during the fiscal year in which such termination or resignation occurred. The amounts in this column assume that Mr. Orlando had remained employed for the entirety of fiscal 2020 before his employment was terminated.

(5)	The Company’s stockholder-approved equity incentive plans, pursuant to which the Compensation Committee granted the PSUs and RSUs, provide that, upon a change of control of the Company, all of the then outstanding unvested RSUs and PSUs, including those that may then be held by Mr. Orlando, will become fully vested and cease to be subject to forfeiture, unless the surviving entity in the change of control transaction (or its parent company, if any) agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives, on terms that are acceptable to and approved by the Compensation Committee.

(6)	This amount assumes that (a) a change of control of the Company had been consummated on June 30, 2020, and (b) immediately thereafter Mr. Orlando’s employment was terminated without cause by the Company (if it was the surviving entity in the change of control transaction or, if not, by the successor corporation in that transaction), or terminated For Good Reason by Mr. Orlando.

(7)	This amount assumes that (a) a change of control of the Company had been consummated on June 30, 2020, (b) immediately thereafter Mr. Orlando’s employment was terminated without cause by the Company or the successor corporation in that transaction, or terminated For Good Reason by Mr. Orlando, and (c) there was an acceleration of the vesting of all unvested equity incentives (including those held by Mr. Orlando) then outstanding. This amount was determined by multiplying the number of Mr. Orlando’s unvested PSUs and RSUs by $34.28, which was the closing price of the Company’s common stock as reported by NASDAQ on June 30, 2020, the last trading day of fiscal 2020.

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Director Compensation in Fiscal 2020

The following table sets forth information regarding all cash and equity compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2020.

	Year Ended June 30, 2020
	Annual Cash Retainers ($)(1)		Stock	Total
Current Directors	Board	Committees	Awards($)(2)	Compensation($)

Bruce A. Stevens(3)	$110,000	$23,000	$45,000	$178,000
Deborah Farrington(4)	45,000	38,000	45,000	128,000
Joseph R. Martin(5)	45,000	32,000	45,000	122,000
A. J. Bert Moyer(6)	45,000	41,000	45,000	131,000

(1)	The non-management directors received annual cash retainers for their service on the Board and Board Committees; but did not receive any fees for attending Board or Committee meetings. Additional information regarding those cash retainers that were paid to the non-management directors in fiscal 2020 is set forth below.

(2)	On December 3, 2019, each non-management director that was elected at the Company’s 2019 annual meeting to serve as a director of the Company for the ensuing 12 months, received an award of 1,715 RSUs, vesting in four approximately equal quarterly installments subject to the continued service of the director with the Company at the end of the quarter. The per share grant date fair value of those shares was $26.24, which was equal to the per share closing price of the Company’s common stock on the date of grant, as reported by NASDAQ. Amounts shown in this column reflect the aggregate grant date fair value of each these restricted stock awards, determined in accordance with ASC 718.

(3)	Chairman of the Board of Directors, member of the Audit, Compensation and Nominating & Governance Committees, for the entirety of fiscal 2020.

(4)	Chair of the Compensation Committee and member of the Audit and Nominating & Governance Committees for the entirety of fiscal 2020.

(5)	Chair of the Nominating & Governance Committee and Member of the Audit and Compensation Committees for the entirety of fiscal 2020.

(6)	Chair of the Audit Committee and member of the Compensation Committee and the Nominating & Governance Committee.

Compensation for Service on the Board of Directors. As indicated in the above table, as compensation for service on the Board of Directors during fiscal 2020, each non-management director was paid an annual cash retainer of $45,000. The directors also were was granted $45,000 of RSUs (with the number of shares determined by dividing $45,000 by the closing per share price of the Company’s common stock on the date of grant, as reported by NASDAQ).

Compensation for Service on Board Committees. In fiscal 2020, non-management directors serving on the Audit Committee, the Compensation Committee or the Nominating & Governance Committee received cash retainers at annual rates of $11,000, $9,000 and $3,000, respectively, for their service on those Committees. The Chairpersons of the Audit Committee, Compensation Committee and Nominating & Governance Committee, all of whom are non-management directors, received cash retainers at annual rates of $18,000, $15,000 and $9,000, respectively, in fiscal 2020 for the additional services they rendered in those capacities.

Ceiling on Annual Compensation Payable to Non-Management Directors. The Nominating & Governance Committee of the Board of Directors has adopted a policy that places a ceiling of $500,000 on the annual compensation that may be paid to any non-management director for his or her service on the Board and Board Committees (inclusive of the grant date fair values of any equity incentives that may be granted as part of the compensation payable to non-management director).

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Related Party Transactions

There were no related-party transactions between the Company or any of its subsidiaries, on the one hand and any of the NEOs, directors or any owners of more than 5% of our outstanding shares, on the other hand, in either fiscal 2020 or fiscal 2019.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines (subject to certain limited exceptions), a related party transaction as a financial or business transaction, arrangement or relationship (i) in which the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, and (ii) with respect to which the Company or any of its subsidiaries is a party or participant and in which any executive officer or director of the Company, any immediate family member of, or any entity controlled by, an executive officer or director, or any holder of more than 5% of our outstanding common stock (a “5% Stockholder”), has or will have a material direct or indirect interest. The policy also applies to any material amendment to any existing related party transaction.

The policy requires our Audit Committee to review and determine whether or not to approve any such related party transaction, or any material amendments to any such transaction. In fulfilling that responsibility, the policy calls for the Audit Committee (i) to satisfy itself that it has been fully informed as to the related party’s relationship with the Company and the material facts of the proposed related party transaction or any proposed material amendment to such transaction, including the nature and amount of that party’s interest in the proposed transaction, and (ii) to determine that the related party transaction or material amendment thereto is fair to the Company. As a general rule, the Audit Committee will not approve a related party transaction if it determines that the transaction is or will be materially less favorable, from a financial standpoint, to the Company than similar transactions with unaffiliated third parties under similar circumstances.

The policy also provides that no executive officer or director, and no immediate family member or controlled entity of any executive officer or director, may take advantage of an investment or other business opportunity that is made or becomes available to the related party as a result of such executive officer’s or director’s position with the Company or in the course of or in connection with the performance by an executive officer or director of his or her duties for the Company.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2020 (the “2020 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee. You can view a copy of that Charter at the Investor Relations section of our website.

In connection with its oversight responsibilities, in fiscal 2020 the Audit Committee engaged a certified public accountant, not affiliated with the Company’s independent registered public accounting firm, to review and provide independent assessments to the Committee of (i) the effectiveness of the Company’s internal control over financial reporting at June 30, 2020, and (ii) the effectiveness of the Company’s internal anti-fraud program that is designed to identify potential areas of risk, including the risk of fraud, in the Company’s business operations.

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Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct accounting audits or reviews or adopt auditing procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, an accountant or auditor by profession or experts in the fields of accounting or auditing. Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2020 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s fiscal 2020 Financial Statements.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2020 (“Grant Thornton”). Management represented to the Audit Committee that the 2020 Financial Statements were prepared in accordance with generally accepted accounting principles and that management had assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2020 and based on that assessment that the Company, as of June 30, 2020, maintained effective internal control over financial reporting. In addition, the Audit Committee reviewed and discussed the 2020 Financial Statements with management and Grant Thornton. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” of the Public Company Accounting Oversight Board, which includes, among other items, information regarding the conduct of the audit of our Company’s consolidated financial statements.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee and with respect to their independence, and the Audit Committee discussed with Grant Thornton their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the fiscal year 2020 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, as filed with the SEC.

Respectfully Submitted,

A. J. “Bert” Moyer (Chairperson)
Deborah A. Farrington
Joseph R. Martin
Bruce A. Stevens

The information in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending June 30, 2021. Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2020. A representative of Grant Thornton is expected to be available at the virtual Annual Meeting to make a statement and to respond to appropriate questions from stockholders in attendance at the virtual Annual Meeting.

Audit and Other Fees Paid to Grant Thornton in Fiscal 2020 and 2019

Set forth below is information regarding the services rendered to us by Grant Thornton, and the fees we paid for those services, in fiscal 2020 and fiscal 2019:

	2020	2019

Audit services	$296,500	$374,617
Audit related services	-	-
Tax advisory services	-	-
All other services	29,500	17,500
	$326,000	$392,117

Audit Services. Audit services rendered by Grant Thornton to us in fiscal 2020 and fiscal 2019 consisted of: (i) the audits of our consolidated financial statements for the fiscal years ended June 30, 2020 and 2019, (ii) reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, (iii) audit of the effectiveness of our internal control over financial reporting at June 30, 2019 and (iv) an audit of the financial statements of the Company’s Chinese subsidiary for the calendar year ended December 31, 2019 and 2018.

Audit-Related Services. Grant Thornton did not render any audit-related services to us in either fiscal 2020 or fiscal 2019.

Other Services. In fiscal 2020 and fiscal 2019, Grant Thornton provided assistance with the logistics of off-site strategic planning meetings of the Company’s executive officers and directors.

The Audit Committee determined that the provision by Grant Thornton of other services in fiscal 2020 and fiscal 2019, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, by specific approval of the Audit Committee, or its Chairman pursuant to authority specifically delegated to him or her by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal 2021. Although ratification by stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Grant Thornton as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during fiscal 2021 if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

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Required Vote

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on this matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

RATIFICATION OF GRANT THORNTON’S APPOINTMENT AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers for their service to the Company in fiscal 2020, which is described in detail above in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION”.

The Compensation Committee has structured our executive officer compensation program to:

●	Attract, incentivize and retain our NEOs;

●	More closely align the financial interests of our NEOs with those of our stockholders;

●	Make compensation in excess of the salaries of our NEOs contingent primarily on the Company’s financial performance and their tenure with the Company; and

●	Reward NEOs for the Company’s achievement of short-term and long-term financial performance goals established under our cash and equity incentive programs.

The Company’s Fiscal 2020 Financial Performance

In fiscal 2020, the Company achieved record revenue performance and an increase in net income, as compared to fiscal 2019, despite the disruptions to our business caused by the COVID-19 pandemic. Even in the face of a complete shutdown of our business, which took place near the end of the third quarter and continued into the fourth quarter of fiscal 2020 as a result of COVID-19 and a California state-wide “shelter-in-place” order, we were able to transition, initially, to a skeleton crew, after implementing safety precautions including requiring employees to wear face masks and reconfiguring our collectibles grading rooms to accomplish social distancing. Thereafter, we gradually ramped up capacity and succeeded in achieving strong financial performance in the fourth quarter of fiscal 2020.

More specifically:

●	We generated record annual revenues of $78.9 million in fiscal 2020, primarily as a result of the continued momentum in our cards/autographs business, which delivered a $7.3 million, or 27%, increase in our cards/autograph revenues in fiscal 2020, as compared to fiscal 2019.

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●

We generated operating income of $14.1 million in fiscal 2020, a decrease of just $240,000, or 1.7%, from operating income in fiscal 2019, despite increases in operating expenses, consisting principally of the costs, totaling approximately $1.4 million, of resolving pending litigation, and the disruption to our operations caused by the COVID-19 pandemic and a “shelter-in-place” order issued by the Governor of California. As a result, the pace of our growth slowed in the second half of fiscal 2020, as compared to the first half of fiscal 2020, when we generated record revenues, a 57% increase in operating income and a 72% increase in net income, as compared to our revenues, operating income and net income in the first half of fiscal 2019.

●	We kept all of our employees on the payroll throughout the period that began with the shutdown of our business near the end of the third quarter, and continued through the transition to the full resumption of our operations in the fourth quarter, of fiscal 2020.

●	We increased our net income to $10.8 million, or $1.19 per diluted share, in fiscal 2020 from $10.0 million, or $1.11 per diluted share, in fiscal 2019.

●	We authenticated or graded more than five million collectibles in fiscal 2020, an all-time record, representing a noteworthy milestone under challenging conditions, including the COVID-19 epidemic and the onset of the resulting economic recession.

●	At the end of fiscal 2020, we had a record backlog of trading card submissions and have since increased our operating capacity to better manage the increased demand for our services.

●	We achieved a total stockholder return (or “TSR”) of 65% for fiscal 2020.

●	We paid $6.3 million of cash dividends to our stockholders in fiscal 2020.

●	We increased our cash position by $9.4 million, or 49%, to $28.6 million at June 30, 2020, from $19.2 million at June 30, 2019.

These results, we believe, demonstrate the sustained execution of our Company’s business strategy, and reflect management’s ability to quickly and successfully adapt following the disruptions caused by COVID-19 and the California state-wide “shelter-in-place” order.

The table that follows compares our annualized 3-year, 5-year, 7-year and 10-year year total stockholder returns (or “TSRs”), with those of (i) the companies in the Russell 2000 Index, and (ii) a group of 12 publicly traded companies that are similar to us in terms of annual revenues and market capitalizations (the “Comparison Group companies”). For more information regarding the TSRs of the Russell 2000 companies and the Comparison Group companies, and the financial criteria used to select the Comparison Group companies, see “EXECUTIVE COMPENSATION—–Compensation Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” above in this proxy statement.

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As indicated in the following table, our annualized TSRs for those three, five, seven and ten year periods, each ended June 30, 2020, surpassed those of the TSRs of both the Comparison Group companies and the companies comprising the Russell 2000 Index, over the corresponding five, seven and ten year periods.

*	Total Stockholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2020.

We urge stockholders to carefully read the section entitled “EXECUTIVE COMPENSATION” beginning on page 22 of this Proxy Statement, which describes in greater detail our executive compensation policies and practices, as well as the Summary Compensation Table and related compensation tables that follow it. Our Board and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement have contributed significantly to the improved financial performance of the Company and the achievement of sustained increases in stockholder value.

Therefore, in accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the Section of the 2020 Proxy Statement entitled “Executive Compensation” and the Summary Compensation Table, together with the related compensation tables, notes and narrative discussion contained in the Proxy Statement for our 2020 Annual Meeting of Stockholders.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when considering executive compensation programs in the future.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting.

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Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THIS PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2020

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

Our 2020 Annual Report to Stockholders has been posted on the internet at https://materials.proxyvote.com, where it can be viewed and may be printed. In addition, a copy of that Annual Report accompanies this Proxy Statement. If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have been sent a notice that your household will receive only one Availability Notice, as applicable, from each company, including Collectors Universe, whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicative information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you are deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2020 Annual Report) has been sent to your address. Each stockholder receiving the Proxy Statement by mail will also receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Broadridge, either by (i) calling toll-free at 866-540-7095 and, when prompted, indicating your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers or (ii) sending a written notice containing that information by mail to Broadridge at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any revocation of consent to householding will be effective approximately 30 days following its receipt. You also have an opportunity to opt in or opt out of householding by contacting your broker or other nominee-holder.

If you would like an additional copy of this Proxy Statement or the 2020 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.investors.collectors.com. We will promptly send you a copy of the 2020 Annual Report, without exhibits, upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matter to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxyholders named in the enclosed proxies will have discretionary authority to vote, in accordance with their judgment, all proxies they have received with respect to such matter.

By Order of the Board of Directors

/s/ A. J. BERT MOYER
A. J. Bert Moyer
Chairman of the Board

Santa Ana, California

October 28, 2020

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report are available at *www.proxyvote.com.*

D25387-P44751

COLLECTORS UNIVERSE, INC.

This proxy is solicited by the Board of Directors of Collectors Universe, Inc.

The undersigned stockholder(s) of Collectors Universe, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of the 2020 Annual Meeting of Stockholders and related Proxy Statement, revoke(s) all previously granted proxies relating to the Annual Meeting, and nominate(s), constitute(s) and appoint(s) A. J. "Bert" Moyer and Joseph J. Orlando the attorneys, agents and proxies of the undersigned, each with the power to act individually and with full power of substitution, to vote, as provided on the reverse side of this proxy, all stock of the Company which the undersigned is/are entitled to vote at the Annual Meeting, to be held on Thursday, December 10, 2020 via the internet at *www.virtualshareholdermeeting.com/CLCT2020*, and at any and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting.

This proxy, when properly executed, will be voted in accordance with the directions provided on the reverse side. If no directions are given, this proxy will be voted "FOR ALL" of the nominees named in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3, and in discretion of the proxy holders, acting individually or jointly, on any other business that properly comes before the Annual Meeting or any postponements or adjournments thereof. At the date the Proxy Statement was made available to stockholders, we were not aware of any other business to be presented for consideration or for voting at the Annual Meeting.

(Continued, and to be signed and dated, on the reverse side.)

COLLECTORS UNIVERSE
NASDAQ: CLCT

1610 EAST ST. ANDREWS PLACE
SANTA ANA, CALIFORNIA 92705

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Wednesday, December 9, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/CLCT2020**

You may attend the meeting via the Internet and vote during the meeting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Wednesday, December 9, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25386-P44751

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLLECTORS UNIVERSE, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. J. "Bert" Moyer
02) Joseph J. Orlando
03) Bruce A. Stevens
04) Kate W. Duchene
05) Vina M. Leite
06) Jon M. Sullivan
07) Lorraine G. Bardeen
08) Jennifer H. Leuer

Our Board of Directors recommends that you vote FOR Proposals 2 and 3.

NOTE: The proxy holders are authorized to vote, in their individual or joint discretion, on any other business that may properly come before the Annual Meeting or at any postponements or adjournments thereof.

Please date this proxy card and print and sign your name exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. All joint owners must sign. Please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date